Exhibit 10.1

EXECUTION VERSION

REVOLVING CREDIT AND SECURITY AGREEMENT

STELLUS PRIVATE CREDIT BDC
as Initial Borrower

and

SIGNATURE BANK,
as Lender

February 1, 2022

i

(continued)

ii

(continued)

iii

(continued)

iv

(continued)

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(continued)

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SCHEDULES

SCHEDULE I	Credit Party Information
SCHEDULE II	Lender Commitments and Related Information

EXHIBITS

EXHIBIT A	Schedule of Investors/Form of Borrowing Base Certificate
EXHIBIT B	Form of Request for Borrowing
EXHIBIT C	Form of Request for Letter of Credit
EXHIBIT D	Form of Conversion/Rollover Notice
EXHIBIT E	Form of Responsible Officer’s Certificate
EXHIBIT F	Form of Compliance Certificate

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REVOLVING CREDIT AND SECURITY AGREEMENT

THIS REVOLVING CREDIT AND SECURITY AGREEMENT (as amended, restated, modified or otherwise supplemented from time to time, this “Credit Agreement”), dated as of February 1, 2022, by and among STELLUS PRIVATE CREDIT BDC, a Delaware statutory trust that is regulated under the 1940 Act (the “Initial Borrower”, and collectively with any other Borrower becoming party hereto (including Qualified Borrowers), each a “Borrower” and together, “Borrowers”) and SIGNATURE BANK, as lender (“Lender”).

A.         Initial Borrower has requested that Lender make loans and cause the issuance of letters of credit for purposes permitted under the Fund Documents of Fund Parties.

B.          Lender is willing to make loans and to cause the issuance of letters of credit upon the terms and subject to the conditions set forth in this Credit Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I

DEFINITIONS

Section 1.1.      Defined Terms. For the purposes of the Loan Documents, unless otherwise expressly defined, the following terms shall have the meanings assigned to them below:

“Account Bank” means Signature Bank.

“Administration Agreement” means that certain administration agreement dated as of January 7, 2022 between the Initial Borrower and the Administrator.

“Administrator” means Stellus Capital Management, LLC, a Delaware limited liability company, as administrator.

“Advisory Agreement” means that certain investment advisory agreement dated as of January 7, 2022 between the Initial Borrower and the Investment Manager.

“Affiliate” of any Person means any other Person that, at any time, directly or indirectly, controls or is controlled by, or is under common control with, such Person.

“Alternative Investment Vehicle” has the meaning ascribed to such term in the Feeder Fund Partnership Agreements (or term of similar import in the Fund Documents of any other Fund Party).

“AMERIBOR” means, for any Business Day, a rate per annum equal to the overnight unsecured American Interbank Offered Rate (ticker AMERIBOR) as provided by the AMERIBOR Administrator (or a successor administrator) to, and published by, authorized distributors of AMERIBOR.

“AMERIBOR Administrator” means the American Financial Exchange (AFX) (or a successor administrator of AMERIBOR or Term AMERIBOR selected by Lender in its reasonable discretion).

“Annual Valuation Period” means the “annual valuation period” as defined in 29 C.F.R. §2510.3-101(d)(5) as determined for each Fund Party, as applicable.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which any Credit Party or any of its Subsidiaries or their respective Related Parties is located or doing business.

“Anti-Money Laundering Laws” means Applicable Law in any jurisdiction in which any Credit Party or any of its Subsidiaries or their respective Related Parties are located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means (a) with respect to Term SOFR Loans, Daily Simple SOFR Loans and Letter of Credit Fees, 180 basis points (1.80%) per annum, (b) with respect to Reference Rate Loans, 80 basis points (0.80%) per annum, and (c) with respect to any Benchmark Replacement other than Term SOFR or Daily Simple SOFR, the Applicable Margin referenced in clause (a) above; provided, however, with respect to any Benchmark Replacement other than Term SOFR or Daily Simple SOFR, such margin may be adjusted by Lender in its sole discretion after giving due consideration to any then-evolving or prevailing market convention or any Relevant Government Body recommendations for determining a spread adjustment to the newly applicable Benchmark Replacement.

“Assignee” means any Person receiving all or a portion of Lender’s rights and obligations hereunder pursuant to any Assignment and Assumption.

“Assignment and Assumption” means an agreement pursuant to which Lender assigns all or a portion of its rights and obligations hereunder.

“Availability Period” means the period from the Closing Date until the Maturity Date.

“Available Commitment” means, at any time, the lesser of: (a) the Maximum Commitment Amount; and (b) the Borrowing Base.

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“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or any component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.4(d).

“Bank Account Letter” means a letter by Lender to The Phoenix Insurance Company Ltd and Shotfut Ashrai Lo Sachir – Phoenix Amitim, in accordance to the letter agreement by and among the foregoing Investors and the Investment Manager, dated as of January 12, 2022 (the “Phoenix Side Letter”) setting forth, among other things, the wiring instructions with respect to Collateral Account.

“Benchmark” means, initially, the Term SOFR Reference Rate or Daily Simple SOFR; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate, Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.4(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, any of the alternatives set forth below as selected by Lender in its sole discretion for the applicable Benchmark Replacement Date:

i.	Term AMERIBOR;

ii.	Daily Simple AMERIBOR; or

iii.	the alternate benchmark rate that has been selected by Lender giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated or bilateral credit facilities.

Notwithstanding the foregoing, in no event shall any Benchmark Replacement be less than the Floor.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

i.	in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

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ii.	in the case of clause (iii) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (iii) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (i) or (ii) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

i.	a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that at the time of such statement or publication there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

ii.	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that at the time of such statement or publication there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

iii.	a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

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For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Credit Agreement and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with this Credit Agreement.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in a form acceptable to Lender.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” and “Borrowers” have the meanings provided in the first paragraph hereof.

“Borrower Fund Party” means a Fund Party that is a Borrower hereunder. “Borrower Fund Parties” means any one Borrower Fund Party.

“Borrower Parties” means Credit Parties (other than Feeder Funds and their respective GP Persons). “Borrower Party” means any one Borrower Party.

“Borrowing” means a disbursement made by Lender of any of the proceeds of the Loans, and “Borrowings” means the plural thereof.

“Borrowing Base” means, at any time, an amount equal to the sum of (i) 90% of the aggregate Unfunded Capital Commitments of Included Investors with a Rating of A3/A- or higher, (ii) 75% of the aggregate Unfunded Capital Commitments of Included Investors with a Rating of Baa3/BBB- or higher, and (iii) 65% of the aggregate Unfunded Capital Commitments of the Designated Investors. The first Rating indicated in each case above is the Moody’s Rating and the second Rating indicated in each case above is the S&P’s Rating. In the event that the S&P and Moody’s Ratings are not equivalent, the calculation of the applicable Rating requirement shall be based on the lower of the two. If any such Investor has only one Rating from either S&P or Moody’s, then that Rating shall apply. If the Rating of any Investor falls below the Rating requirement set forth in clause (i) or (ii) of this definition, as applicable, then such Investor shall be deemed to have failed such Rating requirement and shall be downgraded to the Rating requirement it then satisfies and, if such Included Investor no longer satisfies the Rating requirement of clause (i) or (ii), such Included Investor shall be a Designated Investor (subject to Lender’s discretion).

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“Borrowing Base Certificate” means the certification and spreadsheet setting forth the calculation of the Available Commitment in the form of Exhibit A.

“Business Day” means for all purposes other than as set forth in clause (b) below, any day of the year except: a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Applicable Law to close.

“Bylaws” means with respect to Initial Borrower, the Bylaws of the Initial Borrower adopted on December 21, 2021, as the same may be further amended, restated, modified or supplemented in accordance with the terms hereof.

“Capital Call” means a call upon the Investors for payment of any portion of the Capital Commitments in accordance with the Fund Document of the applicable Fund Party.

“Capital Commitment” means the capital commitment of a Fund Party’s Investor to such Fund Party as described in the applicable Fund Document in the amount set forth in the applicable Subscription Agreement. “Capital Commitments” means all Capital Commitments collectively.

“Capital Contribution” means the amount of cash actually contributed by a Fund Party’s Investor to such Fund Party with respect to such Investor’s Capital Commitment. “Capital Contributions” means all Capital Contributions collectively.

“Capital Return Certification” means the delivery of an updated Borrowing Base Certificate which includes, in the spreadsheet calculating the Available Commitment, an additional column depicting the Returned Capital distributed to each Investor, along with a certification by a Responsible Officer of Initial Borrower in a form acceptable to Lender that such returned amounts are recallable as Capital Contributions under the applicable Fund Document.

“Capital Return Notice” means written notice delivered to an Investor by its applicable Fund Party (or its GP Person) for the purpose of identifying a distribution as Returned Capital.

“Cash Collateralize” means to deposit in a cash collateral account, as collateral for the Letter of Credit Liability, cash or deposit account balances, in each case pursuant to documentation in form and substance satisfactory to Lender. “Cash Collateral” and “Cash Collateralize” shall have correlative meanings.

“Cash Control Event” shall occur if (a) an Event of Default has occurred and is continuing; (b) a Potential Default pursuant to Section 10.1(a), Section 10.1(g), Section 10.1(h), Section 10.1(k) or Section 10.1(m) has occurred and is continuing; or (c) a mandatory prepayment has been triggered pursuant to Section 3.4(b) and is yet to be repaid.

“Change in Law” means the occurrence, after the date hereof, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

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“Change of Control” means any Person, other than any beneficial owner(s) as of the Closing Date, shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner(s), directly or indirectly, of greater than fifty percent (50%) of the total voting power of all classes of equity interests of the Investment Manager or any GP Person.

“Closing Date” means February 1, 2022.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning provided in Section 5.1(a).

“Collateral Account” means, (a) with respect to Initial Borrower and Feeder Fund A, the account at the Account Bank listed on Schedule I used for the purpose of receiving Capital Contributions to Initial Borrower or Feeder Fund A, as applicable, and (b) with respect to any other Fund Party, the account at the Account Bank listed on Schedule I used for the purpose of receiving Capital Contributions to such Fund Party. “Collateral Accounts” means all Collateral Accounts collectively.

“Commitment” means Lender’s commitment amount set forth on Schedule II, as it may be reduced or increased pursuant to the terms hereof.

“Compliance Certificate” has the meaning provided in Section 8.1(b).

“Conforming Changes” means, with respect to either the use or administration of Term SOFR, Daily Simple SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of terms herein and other technical, administrative or operational matters) that Lender decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of any such rate exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents).

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“Constituent Document” means, for any Person, its memorandum and articles of association, charter, constituent or organizational documents and any governmental or other filings related thereto, including, the Fund Documents, in each such case as it may be restated, modified, amended or supplemented from time to time. “Constituent Documents” means all Constituent Documents collectively.

“Controlled Group” means: (a) the controlled group of corporations as defined in Section 414(b) of the Code; or (b) the group of trades or businesses under common control as defined in Section 414(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code), in each case of which the applicable Credit Party is a member.

“Conversion Notice” has the meaning provided in Section 2.3(e).

“Convert,” “Conversion,” and “Converted” shall refer to a conversion pursuant to Section 2.3(e) or Article IV of one Type of Loan into another Type of Loan.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Cost Basis” means, as of any date of determination, with respect to any Investment, the aggregate cost assigned to such investment on the financial statements of the applicable Fund Party in accordance with GAAP.

“Credit Agreement” has the meaning provided in the preamble hereto.

“Credit Facility” means the credit and letter of credit facility provided to Borrowers by Lender under the terms and conditions of this Credit Agreement.

“Credit Link Documents” means such financial information and documents as may be requested by Lender in its sole discretion to connect the relevant credit link or credit support of a Sponsor, Credit Provider or Responsible Party to an Investor.

“Credit Party” means a Borrower, Feeder Fund and GP Person. “Credit Parties” means all Credit Parties collectively.

“Credit Provider” means a Person providing Credit Link Documents of the obligations of an Investor to make Capital Contributions.

“Daily Simple AMERIBOR” means, for any day, AMERIBOR, with the conventions for this rate (which may include a lookback) being established by Lender in accordance with the conventions for this rate recommended by the Relevant Governmental Body or any evolving or then-prevailing market convention for determining “Daily Simple AMERIBOR” for syndicated or bilateral business loans; provided, however, if Lender decides that any such convention is not administratively feasible for Lender, then Lender may establish another convention in its reasonable discretion.

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“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by Lender in accordance with the conventions for this rate recommended by the Relevant Governmental Body or any evolving or then-prevailing market convention for determining “Daily Simple SOFR” for syndicated or bilateral business loans; provided, however, if Lender decides that any such convention is not administratively feasible for Lender, then Lender may establish another convention in its reasonable discretion.

“Daily Simple SOFR Conversion Date” has the meaning provided in Section 2.3(e).

“Daily Simple SOFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default Rate” means on any day the lesser of: (a) the Reference Rate in effect on such day plus two percent (2.00%) and (b) the Maximum Rate.

“Defaulting Investor” means any partner, managing member or investor that is deemed to have failed to honor a Capital Call or other demand for the payment of its Capital Contribution, including, (i) a “Defaulting Member” or “Defaulting Investor” under any Initial Borrower Operating Agreement (or the analogous term in the Fund Document of any other Fund Party) or (ii) a “Defaulting Partner” under any Feeder Fund Partnership Agreement (or the analogous term in the Fund Document of any other Fund Party) or (iii) or similar defaulting investor under any other Borrower Fund Party’s Fund Documents.

“Deposit Account” has the meaning provided in Section 3.3(b).

“Designated Investor” means an Investor that has been approved in writing as a Designated Investor by Lender, in its sole and absolute discretion.

“Distribution” means any distributions (whether or not in cash) on account of any partnership interest, membership interest or other equity interest in any Fund Party, including as a dividend or other distribution.

“Dollars” and the sign “$” mean the lawful currency of the United States of America.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or other electronic transmission system.

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“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.

“ERISA Investor” means an Investor that is: (a) an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Title I of ERISA; (b) any “plan” defined in and subject to Section 4975 of the Code; or (c) any entity or account whose assets include or are deemed to include the Plan Assets of one or more such employee benefit plans or plans pursuant to the Plan Asset Regulations or other relevant legal authority.

“Event of Default” has the meaning provided in Section 10.1.

“Exclusion Event” means, with respect to any Included Investor (or, if applicable, its Sponsor, Responsible Party, or Credit Provider):

(a)         it shall become subject to a proceeding as a debtor under any Debtor Relief Law;

(b)         it shall fail to fund a Capital Call when initially due and such delinquency is not cured within two (2) Business Days (without regard to any notice or cure period under the applicable Fund Document);

(c)         any final non-appealable judgment or decree which in the aggregate exceeds fifteen percent (15%) of the net worth of such Investor (measured as of the date of its initial designation as an Included Investor) shall be rendered against such Person, and (i) such judgment or decree shall not be discharged, paid, bonded or vacated within thirty (30) days of issuance or (ii) enforcement proceedings shall be commenced by any creditor on any such judgment or decree and such judgment or decree shall not otherwise be stayed or covered by insurance in an amount that would cause any uninsured potential liability not to exceed fifteen percent (15%) of the net worth of the Investor;

(d)         such Investor shall (i) repudiate, challenge, or declare unenforceable its obligation to make contributions pursuant to its Capital Commitment or a Capital Call (and such repudiation, challenge, or declaration is not rescinded, to Lender’s reasonable satisfaction, within two (2) Business Days) or such obligation shall be or become unenforceable, (ii) otherwise disaffirm any material provision of its Subscription Agreement, the applicable Fund Documents of its Fund Party, as applicable, or any Credit Link Document (and such disaffirmation is not rescinded, to Lender’s reasonable satisfaction, within two (2) Business Days), or (iii) give any written notice of its intent to withdraw from the applicable Fund Party or that it may not fund future Capital Calls or comply with the provisions of its Subscription Agreement, the applicable Fund Documents of its Fund Party, as applicable, or any Credit Link Document;

(e)         in connection with any Borrowing or the issuance of any Letter of Credit, any Credit Party has knowledge that such Investor will likely request to be excused from funding a Capital Call with respect to the Investment being acquired or otherwise funded with the proceeds of the related Borrowing or Letter of Credit; provided that only the portion of such Investor’s Uncalled Capital Commitment which would otherwise be contributed to fund such Investment or repay the related Borrowing or Letter of Credit shall be excluded from the Borrowing Base;

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(f)         such Investor shall have breached its representations and warranties under its Subscription Agreement, its Side Letter (if any) and/or its applicable Fund Document or shall otherwise have breached the terms of its Subscription Agreement, its Side Letter (if any) and/or its applicable Fund Document, in any such case, in a manner that impairs its ability to fund its Capital Commitment;

(g)        without duplication to the other matters specified in this definition of Exclusion Event, such Investor becomes a Defaulting Investor; or

(h)        such Investor becomes a Sanctioned Entity, or, to any Credit Party’s or Lender’s knowledge, such Investor’s funds to be used in connection with funding Capital Calls are derived from illegal or suspicious activities; or

(i)         with respect to a Designated Investor, there shall have occurred a material adverse change in the business, operations, or financial condition of such Designated Investor, as determined by Lender in its reasonable discretion.

“Fair Market Value” means, with respect to any Investment, the most recent fair market value of such Investment as reported in the most recently available copies of Borrowers’ financial statements most recently delivered to Lender pursuant to Section 8.1(a)(i) or Section 8.1(a)(ii), as applicable.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislations, regulation or practice enacted or promulgated pursuant to any intergovernmental agreement entered into among Governmental Authorities to implement such sections of the Code.

“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate.

“Feeder Fund” means Feeder Fund A and any other Person becoming a “Feeder Fund” pursuant to the terms of this Credit Agreement and as set forth on Schedule I hereto. “Feeder Funds” means all Feeder Funds collectively.

“Feeder Fund A” means Stellus Private Credit BDC Feeder LP, a Delaware limited partnership.

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“Feeder Fund A GP” means Stellus Capital Management, LLC, a Delaware limited liability company.

“Feeder Fund A Partnership Agreement” means that certain amended and restated limited partnership agreement of Feeder Fund A, dated January 7, 2022, as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms hereof.

“Feeder Fund A Security Agreement” means that certain Pledgor Security Agreement, Acknowledgment and Confirmation dated as of the Closing Date from Feeder Fund A and Feeder Fund A GP (as general partner and manager) in favor of the Initial Borrower, as amended, restated, modified or otherwise supplemented from time to time.

“Feeder Fund Event of Default” has the meaning ascribed to such term in the Feeder Fund Security Agreements.

“Feeder Fund Partnership Agreements” means (a) with respect to Feeder Fund A, the Feeder Fund A Partnership Agreement and (b) with respect to any Feeder Fund, its partnership agreement or other operating agreement, as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms hereof.

“Feeder Fund Security Agreements” means (a) with respect to Feeder Fund A, the Feeder Fund A Security Agreement and (b) with respect to any other Feeder Fund, its applicable Pledgor Security Agreement, Acknowledgment and Confirmation.

“Filings” means UCC financing statements, UCC financing statement amendments and UCC financing statement terminations and the substantial equivalent as reasonably determined to be necessary by Lender in any other jurisdiction where any Credit Party is formed.

“Floor” means a rate of interest equal to zero percent (0.0%).

“FMV Testing Date” means the last day of the most recently ended fiscal quarter for which financial statements have been delivered to Lender pursuant to Section 8.1(a)(i) or Section 8.1(a)(ii) (after giving pro forma effect to any acquisition, Distribution or disposition of assets, as applicable, made intra-fiscal quarter if such acquisition, Distribution or disposition of assets, as applicable, has not already been reflected in such financial statements).

“Fund Document” means, (a) with respect to each Fund Party, the limited partnership agreement or limited liability company agreement (including the Feeder Fund Partnership Agreements) and (b) with respect to Initial Borrower and Feeder Fund A, the Advisory Agreement, the Administration Agreement, the Bylaws, the Memorandum and the form Subscription Agreement attached as Exhibit H, in each case, as the same may be amended, restated, modified or supplemented in accordance with the terms hereof. “Fund Documents” means all of the Fund Documents collectively.

“Fund Party” means each Borrower (other than Qualified Borrowers) and Feeder Fund. “Fund Parties” means all Fund Parties collectively.

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“FX Swap Contracts” means any foreign exchange or foreign currency Swap Contracts between a Borrower and Lender or any of its Affiliates.

“FX Swap Exposure” means, in respect of FX Swap Contracts, all obligations and liabilities thereunder owed by any Borrower in favor of Lender or any of its Affiliates.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Plan Investor” means an Investor that is a governmental plan as defined in Section 3(32) of ERISA.

“GP Person” means each of (a) with respect to Feeder Fund A, the Feeder Fund A GP, and (b) the general partner, managing member or other Person performing similar roles or functions, as applicable, with respect to the other Fund Parties.

“Included Investor” means, without duplication among Fund Parties, an Investor of a Fund Party (a) that has been approved as an Included Investor by Lender in its sole discretion, and (b) in respect of which there has been delivered to Lender:

(i)            a true and correct copy of its Subscription Agreement, executed and delivered by such Investor (other than the Feeder Funds as Investors), together with the applicable Fund Party’s (or its GP Person’s) countersignature and acceptance;

(ii)            if applicable, a true and correct copy of each Side Letter executed by such Investor, which shall be acceptable to Lender in its sole discretion; and

(iii)            if applicable, the fully executed Credit Link Documents of such Investor’s Sponsor, Credit Provider or Responsible Party;

provided that any Investor in respect of which an Exclusion Event has occurred shall no longer be an Included Investor until such Exclusion Event is cured and such Investor is restored as an Included Investor in Lender’s sole discretion. The Included Investors on the Closing Date are those specified on Exhibit A, and Included Investors approved by Lender subsequent to the Closing Date will be evidenced in writing by Lender.

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“Indebtedness” means, as to any Person at a particular time, without duplication, any of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments; (c) all obligations under Swap Contracts; (d) all obligations of such Person to pay the deferred purchase price of property purchased or services rendered (other than trade accounts payable in the ordinary course of business); (e) all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness has been assumed by such Person or is limited in recourse; (f) all obligations of such Person pursuant to revolving credit agreements or similar arrangements (which obligations are deemed to equal the maximum commitment of such lender or creditor thereunder whether currently outstanding or undrawn and available); (g) all capital leases and synthetic lease obligations of such Person; and (h) all Qualified Borrower Guaranty obligations and liabilities of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person includes the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer.

“Indemnified Taxes” has the meaning provided in Section 4.1(b).

“Indemnitee” has the meaning provided in Section 11.4(b).

“Initial Borrower” has the meaning provided in the preamble hereto.

“Interest Option” means Term SOFR, Daily Simple SOFR or the Reference Rate.

“Interest Payment Date” means: (a) with respect to any Reference Rate Loan or Daily Simple SOFR Loan, (i) the first Business Day of each month, (ii) in the event of repayment or prepayment of any Loan, regarding accrued interest on the principal amount repaid or prepaid, the date of such repayment or prepayment, and (iii) the Maturity Date; and (b) with respect to any Term SOFR Loan in respect of which the applicable Borrower has selected a 1-month Interest Period, (i) the last day of each Interest Period applicable to such Loan, (ii) in the event of repayment or prepayment of any Loan, regarding accrued interest on the principal amount repaid or prepaid, the date of such repayment or prepayment, (iii) in the event of any conversion of a Term SOFR Loan or Daily Simple SOFR Loan prior to the end of the current Interest Period, regarding accrued interest on such Term SOFR Loan or Daily Simple SOFR Loan, the effective date of such conversion, and (iv) the Maturity Date; provided, however, any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day; provided, however, any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day.

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“Interest Period” means:

(a)          with respect to any Reference Rate Loan or Daily Simple SOFR Loan, as applicable, (i) initially the period commencing on (and including) the date of the initial purchase or funding of such Loan (or the related Reference Rate Conversion Date or Daily Simple SOFR Conversion Date, as applicable pursuant to Section 2.3(e)) and ending on (and including) the last calendar day of such month and (ii) thereafter, each period commencing on (and including) the first calendar day of the succeeding calendar month and ending on (and including) the last calendar day of such month; and

(b)          with respect to any Term SOFR Loan, the 1 month maturity period for fixed rate Term SOFR Loans selected by a Borrower,

provided that, in each case of clause (a) and clause (b) above:

(i)         any Interest Period with respect to any Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided further that if interest in respect of such Interest Period is computed by reference to Term SOFR, and such Interest Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Interest Period shall end on the next preceding Business Day;

(ii)         if interest in respect of such Interest Period is computed by reference to Term SOFR, and such Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, then such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(iii)        any tenor that has been removed by Lender pursuant to Section 4.4(d) hereof shall not be available for selection by Borrower in such Borrowing Request;

(iv)        in the case of any Interest Period for any Loan which commences before the Maturity Date and would otherwise end on a date occurring after the Maturity Date, such Interest Period shall end on (but exclude) such Maturity Date and the duration of each Interest Period which commences on or after the Maturity Date shall be of such duration as shall be selected by Lender in its sole discretion.

“Investment” means an investment as described in the Initial Borrower’s Fund Documents (or the analogous term in the Fund Document of any other Fund Party).

“Investment Exclusion Event” means the exclusion or excuse of any Investor from participating in a particular Investment of a Fund Party in accordance with the terms of the applicable Fund Document or its Side Letter, where the Investor is entitled to such exclusion or excuse under the applicable Fund Document or its Side Letter as a matter of right (i.e., not in any Credit Party’s discretion).

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“Investment Manager” means Stellus Private BDC Advisor, LLC, a Delaware limited liability company. The Investment Manager is a signatory hereto solely for purposes of Section 5.4.

“Investment Period” has the meaning ascribed to the term “Investment Period” in the Feeder Fund Partnership Agreements (or the analogous term in the Fund Document of any other Fund Party).

“Investment Policies” means the investment objectives, policies, restrictions and limitations for the Fund Party’s as delivered to the Lender prior to the Closing Date, and as the same may be changed, altered, expanded, amended, modified, termination or restated from time to time in accordance with the terms of this Credit Agreement.

“Investor” means any Person that is admitted to any Fund Party as a limited partner, general partner, member or managing member, in accordance with the terms of such Fund Party’s Fund Documents.

“IRS” means the United States Internal Revenue Service.

“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

“KYC Compliant” means any Person who has satisfied all requests for information from Lender for “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies and who would not result in Lender being non-compliant with any such rules and regulations and related policies were such Person to enter into a banking relationship with Lender.

“Lender” has the meaning provided in the preamble hereto.

“Letter of Credit” means any letter of credit issued by Lender pursuant to Section 2.8 either as originally issued or as amended or otherwise modified or extended.

“Letter of Credit Application” means an application, in the form specified by Lender from time to time, requesting Lender to issue a Letter of Credit.

“Letter of Credit Fees” means the letter of credit fees specified in Section 2.13.

“Letter of Credit Liability” means, at any time of determination, the aggregate undrawn stated amount of all outstanding Letters of Credit plus the amount drawn under Letters of Credit for which Lender has not yet received payment or reimbursement (in the form of a conversion of such liability to Loans, or otherwise) as required pursuant to Section 2.8.

“Letter of Credit Sublimit” means 25% of the Maximum Commitment Amount. The Letter of Credit Sublimit is a part of, and not in addition to, the Maximum Commitment Amount.

“Lien” means any lien, mortgage, security interest, charge, tax lien, pledge, encumbrance, or conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under common law, any statute, law, contract, or otherwise.

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“Loan Documents” means this Credit Agreement, each Note, the Feeder Fund Security Agreements, each Assignment and Assumption, each Letter of Credit Application, each Request for Borrowing, each Qualified Borrower Promissory Notes, each Qualified Borrower Guaranty, and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of any Loan Document.

“Loans” means Term SOFR Loans, Daily Simple SOFR Loans and Reference Rate Loans made by Lender to Borrowers pursuant to the terms and conditions of this Credit Agreement, plus all payments under a Letter of Credit to the beneficiary named thereunder (and certain other related amounts specified in Section 2.9 shall be treated as Loans pursuant to Section 2.9).

“Management Agreement” means (a) an investment management agreement between Investment Manager and one or more Fund Parties related to the provision of investment, management (and related) services provided by Investment Manager to such Fund Party and (b) the investment management agreement terms and provisions set forth in the applicable Fund Documents. “Management Agreements” means all Management Agreements collectively.

“Management Fees” means the management fees payable to Investment Manager pursuant to the terms of the Management Agreements, including “Management Fees” as defined in any Fund Document.

“Margin Stock” has the meaning assigned thereto in Regulation U.

“Material Adverse Effect” means: (a) a material adverse change in the business, operations, or financial condition of Fund Parties taken as a whole; (b) a material impairment of the prospect of repayment of any portion of the Obligations; (c)  a material adverse effect on the obligation or the ability of any Credit Party to fulfill its material obligations under its Fund Documents; or (d) material adverse effect on the validity or enforceability of this Credit Agreement, any of the other Loan Documents, or the rights and remedies of Lender hereunder or thereunder taken as a whole.

“Maturity Date” means the earliest of: (a) the Stated Maturity Date; (b) the date upon which Lender declares the Obligations due and payable after an Event of Default; (c) forty-five (45) days prior to the date on which any Credit Party’s ability to call Capital Commitments to repay the Obligations is terminated; and (d) the date Borrowers terminate the Commitments under Section 3.5.

“Maximum Commitment Amount” means $50,000,000, as it may be reduced pursuant to the terms of Section 3.5(a) or increased pursuant to the terms of Section 3.5(b).

“Maximum Rate” means, on any day, the highest rate of interest (if any) permitted by Applicable Law on such day.

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“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Memorandum” means with respect to Initial Borrower and Feeder Fund A, that certain Confidential Private Placement Memorandum dated January 7, 2022 (together with any appendices and supplements thereto), as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Note” means each promissory note of a Borrower (other than a Qualified Borrower) payable to Lender, as amended, restated, modified or supplemented from time to time. “Notes” means all Notes collectively.

“Obligations” means all present and future indebtedness, obligations, and liabilities of Credit Parties to Lender (including, as to Lender and its Affiliates, all FX Exposure), including in respect of the Qualified Borrower Guaranties, and all renewals and extensions thereof (including, without limitation, Loans, Letters of Credit, or both), or any part thereof, in each case, arising pursuant to the Loan Documents (including, without limitation, the indemnity provisions thereof), and all interest accruing thereon, and attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several.

“Operating Company” means an “operating company” within the meaning of 29 C.F.R. §2510.3-101(c) of the Plan Asset Regulations.

“Other Claims” has the meaning provided in Section 5.4.

“Parallel Fund” means a parallel investment vehicle of a Fund Party (or the analogous term in the Fund Document of any other Fund Party).

“Parent Borrower” means each Initial Borrower, each Alternative Investment Vehicle and each Parallel Fund and in all events, jointly and severally liable for all Obligations. “Parent Borrowers” means all Parent Borrowers collectively.

“Payment” has the meaning provided in Section 3.3(b).

“Pending Capital Call” means any Capital Call that has been made upon any Investor that has not yet been funded by such Investor.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Liens” means (a) Liens under the Credit Facility or any Loan Document, (b) Liens imposed by a Governmental Authority not yet delinquent or being contested in good faith by appropriate proceedings as long as such Person has set aside on its books adequate reserves with respect thereto in accordance with GAAP and in relation to an obligation not in excess of $100,000, and (c) Liens in favor of the Account Bank arising as a matter of law encumbering deposits or other funds maintained therein (including the right of setoff).

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“Permitted RIC Distributions” means Distributions by a Fund Party to its equityholders with respect to any taxable year (or calendar year, as relevant) that do not exceed 115% of the amount that the Fund Party is required to distribute to its equityholders to: (a) allow the Fund Party to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (b) reduce to zero for any such taxable year the Fund Party’s liability for federal income taxes imposed on (i) its investment company taxable income pursuant to Section 852(b)(1) of the Code and (ii) its net capital gain pursuant to Section 852(b)(3) of the Code, and (c) reduce to zero the Fund Party’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code, as certified by such Fund Party to the Lender in a RIC Distribution Notice delivered to the Lender at least ten (10) days prior to the applicable Distribution.

“Person” means an individual, sole proprietorship, joint venture, association, trust, estate, business trust, corporation, company, exempted company, limited liability company, exempted limited liability partnership, limited liability partnership, limited partnership, nonprofit corporation, partnership, group, sector, sovereign government or agency, instrumentality, or political subdivision thereof, territory, or any similar entity or organization.

“Phoenix Side Letter” has the meaning provided in the definition of “Bank Account Letter” in this Section 1.1.

“Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), including any single-employer plan or multiemployer plan (as such terms are defined in Section 4001(a)(15) and in Section 4001(a)(3) of ERISA, respectively), that is subject to Title IV of ERISA or Section 412 of the Code.

“Plan Asset Regulations” means 29 C.F.R. §2510.3-101, et seq., as modified by Section 3(42) of ERISA.

“Plan Assets” means “plan assets” within the meaning of the Plan Asset Regulations.

“Pledgor” means Initial Borrower and, if applicable, Alternative Investment Vehicles and Parallel Funds and their respective GP Persons, but, not including, a Qualified Borrower or its GP Person. “Pledgors” means all Pledgors collectively.

“Potential Default” means any condition, act or event which, with the giving of notice or lapse of time or both, would become an Event of Default.

“Prime Rate” means, at any time, the “prime rate” that appears in the Western Edition of The Wall Street Journal on any date. The Prime Rate shall change effective as of the date of any change as published in the Western Edition of The Wall Street Journal. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of Lender.

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“Principal Obligations” means, at any time of determination, the sum of (a) the aggregate outstanding principal amount of the Loans plus (b) the aggregate Letter of Credit Liability plus (c) the aggregate FX Swap Exposure.

“Proceedings” has the meaning provided in Section 7.9.

“Qualified Borrower” has the meaning provided in Section 6.3.

“Qualified Borrower Guaranty” and “Qualified Borrower Guaranties” have the meanings provided in Section 12.1.

“Qualified Borrower Promissory Note” and “Qualified Borrower Promissory Notes” have the meanings provided in Section 6.3.

“Rating” means, for any Person, its senior unsecured debt rating (or equivalent thereof), such as, but not limited to, a corporate credit rating, issuer rating/insurance financial strength rating (for an insurance company), general obligation rating or credit enhancement program (for a governmental entity), or revenue bond rating (for an educational institution) from S&P or Moody’s.

“Reference Rate” means the greatest of: (i) the Prime Rate, (ii) the Federal Funds Rate plus fifty basis points (0.50%) and (iii) except during any period of time during which 1-Month Term SOFR is unavailable pursuant to Section 4.2 or 4.3, 1-month Term SOFR plus the Applicable Margin for SOFR Rate Loans.

“Reference Rate Conversion Date” has the meaning provided in Section 2.3(e).

“Reference Rate Loan” means a Loan denominated in Dollars made hereunder with respect to which the interest rate is calculated by reference to the Reference Rate.

“Regulation D,” “Regulation T,” “Regulation U,” and “Regulation X” means Regulation D, T, U, or X, as the case may be, of the Board of Governors of the Federal Reserve System, from time to time in effect, and shall include any successor or other regulation relating to reserve or margin requirements applicable to member banks of the Federal Reserve System.

“Related Party” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates. “Related Parties” means all Related Parties collectively.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Request for Borrowing” has the meaning provided in Section 2.3(a).

“Request for Letter of Credit” has the meaning provided in Section 2.8(b).

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“Required Payment Time” means, (a) within one (1) Business Day, to the extent such funds are available in the applicable Collateral Account; and (b) otherwise, to the extent that it is necessary for Credit Parties to issue a Capital Call to fund such required payment, within twelve (12) Business Days (without giving effect to any cure or grace period), but, in any event, Credit Parties shall issue such Capital Call and make such payment promptly after the related Capital Contributions are received.

“Responsible Officer” means any officer, employee, director, or other authorized signatory with the power to bind a Credit Party.

“Responsible Party” means, for any Governmental Plan Investor, if the state under which the Governmental Plan Investor operates is obligated to fund the Governmental Plan Investor and is liable to fund any shortfalls, the state.

“Returned Capital” means any amounts distributed to an Investor that are added back to such Investor’s Uncalled Capital Commitment pursuant to the terms of the applicable Fund Document.

“RIC Distribution Notice” means a written notice setting forth the calculation of any Permitted RIC Distribution with respect to a Fund Party and certifying that such Fund Party remains a “regulated investment company” under Subchapter M of the Code.

“Rollover” means the renewal of all or any part of any Term SOFR Loan upon the expiration of the Interest Period with respect thereto, pursuant to Section 2.3(d).

“Rollover Notice” has the meaning provided in Section 2.3(d).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sanction” or “Sanctions” means individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future Executive Order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other Governmental Authorities with jurisdiction over any Credit Party or its Subsidiaries or their respective Related Parties.

“Sanctioned Entity” means any individual, entity, group, sector, territory or country that is the target of any Sanctions, including without limitation, any legal entity that is deemed to be a target of Sanctions based on the direct or indirect ownership or control of such entity by any other Sanctioned Entity.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

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“Side Letter” means any side letter executed by an Investor with any Fund Party (or its GP Person) with respect to such Investor’s rights and/or obligations (or such Fund Party’s or its GP Person’s obligations) under such Investor’s Subscription Agreement and the other Fund Documents of such Fund Party.

“Signature Bank” has the meaning provided in the first paragraph hereof.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Conversion Date” has the meaning provided in Section 2.3(e).

“Specified Date” means, so long as no Potential Default or Event of Default has occurred and is continuing, the date on which the aggregate Capital Commitments for all Investors is at least Five Hundred Million Dollars ($500,000,000), with at least Three Hundred Million Dollars ($300,000,000) of Capital Commitments attributable to at least six (6) separate Investors that have made a Capital Commitment to Fund Parties after the initial closing date of the Fund Parties that each have a Rating of at least A3/A- or higher. The first Rating indicated in each case above is the Moody’s Rating and the second Rating indicated in each case above is the S&P’s Rating. In the event that the S&P and Moody’s Ratings are not equivalent, the calculation of the applicable Rating requirement shall be based on the lower of the two. If any such Investor has only one Rating from either S&P or Moody’s, then that Rating shall apply.

“Sponsor” means for any ERISA Investor, a sponsor as that term is understood under ERISA, specifically, the entity that established the plan and is responsible for the maintenance of the plan and, in the case of a plan that has a sponsor and participating employers, the entity that has the ability to amend or terminate the plan, and in the case of an ERISA Investor that is an individual retirement account or individual retirement annuity, the owner of such account or annuity for whose benefit the account or annuity has been established.

“Spread Adjustment” means, for any calculation with respect to a Term SOFR Loan or a Daily Simple SOFR Loan, a percentage per annum set forth below for the applicable Interest Period therefor:

Daily Simple SOFR Loans: 0.10%

Term SOFR Loans:

Interest Period	Percentage
One month	0.10%

“Stated Maturity Date” means February 1, 2023, subject to extension in accordance with the terms and provisions of Section 3.5(c).

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“Subscription Agreement” means a subscription agreement and any related supplement executed by an Investor in connection with such Investor’s subscription for a partnership interest or membership interest, as applicable, in a Fund Party, as amended, restated, modified or otherwise supplemented from time to time. “Subscription Agreements” means all Subscription Agreements collectively.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is, at any time, otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Borrower.

“Swap Contract” means: (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement, including any such obligations or liabilities under any such master agreement; and (c) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Term AMERIBOR” means the AMERIBOR forward-looking benchmark interest rate for the applicable Interest Period as provided by the AMERIBOR Administrator (or a successor administrator) to, and published by, authorized distributors of AMERIBOR, with the conventions for this rate being established by the Lender in accordance with the conventions for this rate recommended by the Relevant Governmental Body or any evolving or then-prevailing market convention for determining “Term AMERIBOR” for syndicated or bilateral business loans; provided, however, if Lender decides that any such convention is not administratively feasible for Lender, then Lender may establish another convention in its reasonable discretion.

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“Term SOFR” means, for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, however, in no event shall the Term SOFR for any Term SOFR Loan be less than the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Lender in its reasonable discretion).

“Term SOFR Conversion Date” has the meaning provided in Section 2.3(e).

“Term SOFR Loan” means a Loan in U.S. dollars bearing interest at a rate based on Term SOFR.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Threshold Amount” means $2,000,000.

“Transfer” means to assign, convey, exchange, pledge, sell, transfer or otherwise dispose.

“Type of Loan” means a Reference Rate Loan, Daily Simple SOFR Loan or a Term SOFR Loan.

“UCC” means the Uniform Commercial Code as adopted in the State of New York and any other state from time to time, which governs creation or perfection (and the effect thereof) of security interests in any Collateral.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uncalled Capital Commitment” means, with respect to any Investor at any time, such Investor’s uncalled Capital Commitment.

“Unfunded Capital Commitment” means, with respect to any Investor at any time, such Investor’s Uncalled Capital Commitment minus any portion of such Investor’s Uncalled Capital Commitment that is subject to a Pending Capital Call.

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“Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (2007 Revision), effective July, 2007 International Chamber of Commerce Publication No. 600.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

Section 1.2.        Construction. Unless otherwise specified herein or in such other Loan Document:

(a)        all terms defined in this Credit Agreement shall have the above-defined meanings when used in any other Loan Documents or any certificate, report or other document made or delivered pursuant hereto, unless otherwise defined in such other document;

(b)        a Potential Default is “continuing” if it has not been remedied or waived by Lender in writing and an Event of Default is “continuing” if it has not been waived by Lender in writing; and

(c)        section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Loan Document.

Section 1.3.       Accounting Terms. All accounting terms not specifically or completely defined in any Loan Document shall be construed in conformity with, and all financial data required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein.

Section 1.4.       UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions.

Section 1.5.       Times of Day. All references herein to times of day shall be references to times of day in New York, New York.

Section 1.6.       Rates. The Lender does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Reference Rate, the Prime Rate, Term SOFR, Daily Simple SOFR or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Reference Rate, the Prime Rate, Term SOFR, Daily Simple SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Lender and its affiliates or other related entities may engage in transactions that affect the calculation of the Reference Rate, the Prime Rate, Term SOFR, Daily Simple SOFR or any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. Lender may select information sources or services in its reasonable discretion to ascertain the Reference Rate, the Prime Rate, Term SOFR, Daily Simple SOFR or any other Benchmark, in each case pursuant to the terms of this Credit Agreement, and shall have no liability to Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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Article II

REVOLVING CREDIT LOANS AND LETTERS OF CREDIT

Section 2.1.       The Commitment.

(a)        Committed Amount. Subject to the terms and conditions herein set forth, Lender agrees, during the Availability Period: (i) to extend to Borrowers a revolving line of credit; and (ii) to issue Letters of Credit for the account of Borrowers, in each case in Dollars.

(b)        Limitation on Borrowings and Re-borrowings. Lender shall not be required to advance any Borrowing, Rollover, Conversion or cause the issuance of any Letter of Credit hereunder if the conditions precedent for such Borrowing or for the issuance of such Letter of Credit in Section 2.3 or 6.2 have not been satisfied.

Section 2.2.        Revolving Credit Commitment. Subject to the terms and conditions herein set forth, Lender agrees, on any Business Day during the Availability Period, to make Loans to Borrowers from time to time in an aggregate principal amount up to Lender’s Commitment. Subject to the terms and conditions hereof, Borrowers may borrow, repay without penalty or premium, and re-borrow hereunder. Lender shall not be obligated to fund any Loan if the interest rate applicable thereto would exceed the Maximum Rate in effect.

Section 2.3.       Manner of Borrowing.

(a)        Request for Borrowing. Borrowers shall give Lender notice of the date of each requested Borrowing hereunder, which notice (a “Request for Borrowing”) shall be in the form of Exhibit B, and which shall be effective upon receipt by Lender. Each Request for Borrowing: (i) shall be furnished to Lender no later than 11:00 a.m. (x) at least one (1) Business Day prior to the requested date of Borrowing in the case of a Reference Rate Loan or Daily Simple SOFR Loan and (y) at least three (3) U.S. Government Securities Business Days prior to the requested date of Borrowing in the case of a Term SOFR Loan; and (ii) must specify: (A) the amount of such Borrowing; (B) the Interest Option; (C) the Interest Period therefor, if applicable; and (D) the date of such Borrowing, which shall be a Business Day. If a Request for Borrowing relates to a Term SOFR Loan but does not specify an Interest Period, then Borrowers shall be deemed to have selected an Interest Period of one month’s duration. Any Request for Borrowing received by Lender after 11:00 a.m. shall be deemed to have been given on the next succeeding Business Day. Each Request for Borrowing submitted by Borrowers shall be deemed to be a representation and warranty that the conditions specified in Section 6.2 and, to the extent applicable, Section 6.3, have been satisfied on and as of the date of the applicable Borrowing.

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(b)        Further Information. Each Request for Borrowing shall be accompanied by a duly executed Borrowing Base Certificate dated the date of such Request for Borrowing.

(c)        Request for Borrowing Irrevocable. Each Request for Borrowing shall be irrevocable and binding on Borrowers, and Borrowers shall indemnify Lender against any cost, loss or expense incurred by Lender, either directly or indirectly, as a result of any failure by Borrowers to complete such requested Borrowing, including any cost, loss or expense incurred by Lender, either directly or indirectly by reason of the liquidation or reemployment of funds acquired by Lender in order to fund such requested Borrowing.

(d)        Rollovers. No later than 11:00 a.m. at least three (3) U.S. Government Securities Business Days prior to the termination of each Interest Period related to a Term SOFR Loan, Borrowers shall give Lender written notice (each such notice, a “Rollover Notice”) in the form of Exhibit D, whether Borrowers desire to renew such Term SOFR Loan. The Rollover Notice shall specify (i) the amount of the Term SOFR Loan and (ii) the length of the Interest Period selected by Borrowers with respect to such Rollover. Each Rollover Notice shall be irrevocable and effective upon notification thereof to Lender. If Borrowers fail to timely give Lender the Rollover Notice, then Borrowers shall be deemed to have elected the Reference Rate with respect to such Loan.

(e)        Conversions. Borrowers shall have the right, with respect to: (i) any Reference Rate Loan, on any Business Day, to convert such Reference Rate Loan to a Term SOFR Loan (a “Term SOFR Conversion Date”); (ii) any Reference Rate Loan, on any Business Day, to convert such Reference Rate Loan to a Daily Simple SOFR Loan (a “Daily Simple SOFR Conversion Date”); and (iii) any Term SOFR Loan or Daily Simple SOFR Loan, on any Business Day (a “Reference Rate Conversion Date”) to convert such Term SOFR Loan or Daily Simple SOFR Loan to a Reference Rate Loan, provided that Borrowers shall, on such Term SOFR Conversion Date, Daily Simple SOFR Conversion Date or Reference Rate Conversion Date, make the payments required by Section 4.6, if any, in either case, by giving Lender written notice in the form of Exhibit D (a “Conversion Notice”) of such selection no later than 11:00 a.m. at least either (x) three (3) Business Days prior to such Term SOFR Conversion Date or (y) one (1) Business Day prior to such Reference Rate Conversion Date or Daily Simple SOFR Conversion Date. Each Conversion Notice shall be irrevocable and effective upon notification thereof to Lender. A Conversion of a Reference Rate Loan or a Daily Simple SOFR Loan to a Term SOFR Loan is subject to the condition that no Event of Default or Potential Default exists at the time or after giving effect to such Conversion.

(f)        Tranches. No more than five (5) Term SOFR Loans and Daily Simple SOFR Loans in the aggregate may be outstanding hereunder at any one time.

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Section 2.4.       Minimum Loan Amounts. Each Term SOFR Loan shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000 and each Reference Rate Loan and Daily Simple SOFR Loan shall be in an aggregate amount that is an integral multiple of $10,000 and not less than $50,000; provided that a Reference Rate Loan or Daily Simple SOFR Loan may be in an aggregate amount that is equal to the entire unused balance of the Available Commitment.

Section 2.5.       Borrowing. Subject to the fulfillment of the conditions set forth herein, Lender shall deposit proceeds in immediately available funds in the applicable Borrower’s account maintained with Lender not later than 2:00 p.m. on the borrowing date or, if requested by Borrowers in the Request for Borrowing, shall wire-transfer such funds as requested on or before such time.

Section 2.6.       Interest.

(a)        Interest Rate. Each Loan funded by Lender shall accrue interest at a rate per annum equal to: (i) with respect to Term SOFR Loans, Term SOFR for the applicable Interest Period plus the Applicable Margin plus the applicable Spread Adjustment; (ii) with respect to Daily Simple SOFR Loans, Daily Simple SOFR for the applicable Interest Period plus the Applicable Margin plus the applicable Spread Adjustment, and (iii) with respect to Reference Rate Loans, the Reference Rate in effect from day to day minus the Applicable Margin. At any time, each Loan shall have only one Interest Period and one Interest Option. Notwithstanding anything to the contrary contained herein, in no event shall the interest rate hereunder exceed the Maximum Rate.

(b)        Change in Rate; Past Due Amounts; Calculations of Interest. Each change in the rate of interest for any Borrowing consisting of Reference Rate Loans shall become effective, without prior notice to Borrowers, automatically as of the opening of business of Lender on the date of said change. Interest on the unpaid principal balance of each Term SOFR Loan, Daily Simple SOFR Loan and each Reference Rate Loan shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days.

(c)        Default Rate. If an Event of Default has occurred and is continuing, then (in lieu of the interest rate provided in Section 2.6(a) above) all Obligations shall bear interest at the Default Rate from the date of the occurrence of such Event of Default until such Obligations are paid in full.

Section 2.7.       Determination of Rate. Lender shall determine each interest rate applicable to the Term SOFR Loans, Daily Simple SOFR Loans and Reference Rate Loans hereunder. Lender shall, upon request, give notice to Initial Borrower of each rate of interest so determined, and its determination thereof shall be conclusive and binding in the absence of manifest error.

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Section 2.8.       Letters of Credit.

(a)        Letter of Credit Commitment. Subject to the terms and conditions hereof, on any Business Day during the Availability Period, Lender shall issue such Letters of Credit in Dollars in such face amounts as Borrowers may request; provided that: (i) on the date of issuance, the Letter of Credit Liability (after giving effect to the issuance of any such Letter of Credit) will not exceed the lesser of: (A) the remainder of: (1) the Available Commitment as of such date minus (2) Principal Obligations as of such date, and (B) the Letter of Credit Sublimit; (ii) each Letter of Credit shall be in a minimum amount of $100,000; (iii) the expiry date of the Letter of Credit shall not be later than (A) twelve (12) months after the date of issuance (subject to automatic renewal for additional one year periods pursuant to the terms of the Letter of Credit Application or other documentation acceptable to Lender) without Lender’s consent, in its sole discretion, or (B) thirty (30) days prior to the Stated Maturity Date, or, if Borrowers comply with Section 2.8(g), within one (1) year after the Stated Maturity Date; (iv) each Letter of Credit shall be subject to the Uniform Customs and/or ISP98, as set forth in the Letter of Credit Application or as determined by Lender and, to the extent not inconsistent therewith, the laws of the State of New York, and (v) Lender shall be under no obligation to issue any Letter of Credit if, after the Closing Date (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain Lender from issuing such Letter of Credit, or any Applicable Law applicable to Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Lender shall prohibit, or request that Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which Lender is not otherwise compensated hereunder) not in effect on the Closing Date or shall impose upon Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which Lender deems material to it, (B) Borrowers have not provided the information necessary for Lender to complete the form of Letter of Credit, or (C) the issuance of such Letter of Credit would violate Applicable Law or one or more policies of Lender.

(b)        Request. Each request for a Letter of Credit (a “Request for Letter of Credit”) shall be submitted to Lender in the form of Exhibit C (with blanks appropriately completed), together with a Letter of Credit Application and a Borrowing Base Certificate (each of which shall be in final form upon delivery thereof), on or before 11:00 a.m. at least four (4) Business Days prior to the requested date of issuance of such Letter of Credit. Upon each such application, Borrowers shall be deemed to have automatically made to Lender a representation and warranty that all conditions precedent in Section 6.2 will be satisfied as of the date of issuance.

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(c)        Payment of Letter of Credit. In the event of any drawing under any Letter of Credit, Borrowers agree to reimburse (either with the proceeds of a Loan as provided for in this Section 2.8 or with funds from other sources), in same day funds, Lender on each date on which Lender notifies Borrowers of the date and amount of a draft paid under any Letter of Credit for the amount of such draft so paid and any amounts representing interest, costs, expenses or fees incurred by Lender in connection with such payment. Unless Borrowers shall immediately notify Lender that Borrowers intend to reimburse Lender for such drawing from other sources or funds, Borrowers shall be deemed to have timely given a Request for Borrowing to Lender, and Borrowers hereby authorize, empower, and direct Lender to disburse directly, as a Borrowing hereunder, to Lender, with notice to Borrowers, in immediately available funds an amount equal to the stated amount of each draft drawn under each Letter of Credit plus all interest, costs and expenses, and fees due to Lender pursuant to this Credit Agreement. Lender shall notify Borrowers of any such disbursements made by Lender pursuant to the terms hereof; provided that the failure to give such notice will not affect the validity of the disbursement. Any such disbursement made by Lender on account of a Letter of Credit shall be deemed a Reference Rate Loan; and such disbursements shall be made without regard to the minimum and multiple amounts specified in Section 2.4. The obligations of Borrowers with respect to Borrowings under this Section 2.8(c) shall be irrevocable, shall not be subject to any qualification or exception whatsoever, and shall, irrespective of the satisfaction of the conditions to the making of any Loans described in Sections 2.1(b), 6.1, 6.2 and/or 6.3, as applicable, be honored in accordance with this Section 2.8(c) under all circumstances, including, without limitation, any of the following circumstances: (i) any lack of validity or enforceability of such Letter of Credit or any Loan Document; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of Borrowers in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the terms of the Letter of Credit; (iii) the existence of any claim, counterclaim, setoff, defense or other right which Borrowers may have at any time against a beneficiary named in a Letter of Credit or any transferee of a beneficiary named in a Letter of Credit (or any Person for whom any such transferee may be acting), Lender or any other Person, whether in connection with this Credit Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit); (iv) any draft, demand, certificate or any other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect or any loss or delay in the transmission or otherwise of any document required in order to make a draw under a Letter of Credit; (v) any payment by Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; (vi) any payment made by Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; (vii) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (viii) the occurrence of any Event of Default or Potential Default; or (ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Credit Party.

(d)        Borrower Inspection. Borrowers shall promptly examine a copy of each Letter of Credit and amendment thereto that is delivered to them and, in the event of any claim of noncompliance with Borrowers’ instructions or other irregularity, Borrowers will immediately notify Lender of the same in writing. Borrowers shall be conclusively deemed to have waived any such claim against Lender and its correspondents unless such notice is given as aforesaid.

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(e)        Role of Lender. Lender and Borrowers agree that, in paying any drawing under a Letter of Credit, Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of Lender, nor any of its respective correspondents, participants or assignees, shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.8(c). In furtherance and not in limitation of the foregoing, Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(f)        Acceleration of Undrawn Amounts. Should Lender demand payment of the Obligations hereunder prior to the Maturity Date pursuant to Section 10.2, Lender, by written notice to Borrowers, may: (i) declare the obligation of Lender to issue Letters of Credit hereunder terminated, whereupon such obligations shall forthwith terminate without any other notice of any kind; and (ii) declare the Letter of Credit Liability to be forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby waived, and demand that Borrowers Cash Collateralize, as security for the Obligations, an amount equal to the Letter of Credit Liability at the time such notice is given. Unless otherwise required by Applicable Law, upon the full and final payment of the Obligations, Lender shall return to Borrowers any amounts remaining in said cash collateral account.

(g)        Cash Collateral. If (i) as of the Maturity Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) any other circumstance under the Loan Documents occurs requiring Borrowers to Cash Collateralize any Letters of Credit, then, in each case, Borrowers shall promptly Cash Collateralize in an amount equal to the Letter of Credit Liability to Lender subject to the terms of this Section 2.8(g) and any security agreement, control agreement and other documentation requested by Lender to be executed in connection with opening a cash collateral account for the purpose of holding such Cash Collateral. All Cash Collateral to be provided by Borrowers pursuant to this Section 2.8(g) shall be in Dollars. All Cash Collateral shall be funded by the proceeds of Capital Calls and not from any other source. Cash Collateral held in a cash collateral account shall be applied by Lender to the reimbursement of Lender for any payment made by it of drafts drawn under the outstanding Letters of Credit, and the unused portion thereof, after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations. Borrowers hereby grant to Lender, and agree to maintain, a first priority security interest in all such Cash Collateral and in each cash collateral account as security in respect of the Letter of Credit Liability.

Section 2.9.       Qualified Borrowers. In consideration of Lender’s agreement to make Loans and cause the issuance of Letters of Credit for the benefit of a Qualified Borrower that has joined the Credit Facility in accordance with Section 6.3, and to accept the Qualified Borrower Guaranties in support thereof, Initial Borrower hereby authorizes, empowers, and directs Lender to fund to such Qualified Borrower in immediately available funds, with notice to Borrowers, an amount equal to the amount due and owing under any Qualified Borrower Promissory Note or Qualified Borrower Guaranty, together with all interest, costs and expenses and fees due to Lender pursuant thereto, as a Borrowing by an Initial Borrower hereunder, in the event Lender shall have not received payment of such Obligations when due. Any such disbursement made by Lender shall be deemed to be a Reference Rate Loan pursuant to Section 2.3 in the amount so paid, and Borrowers shall be deemed to have given to Lender in accordance with the terms and conditions of Section 2.3, a Request for Borrowing with respect thereto, and such disbursements shall be made without regard to the minimum and multiple amounts specified in Section 2.4.

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Section 2.10.     Use of Proceeds, Letters of Credit and Qualified Borrower Guaranties. The proceeds of the Loans and the Letters of Credit shall be used solely for purposes permitted under the Constituent Documents of each Borrower; provided that the proceeds of the Loans and the Letters of Credit shall not be directly or indirectly used to pay or support the payment of any Management Fees. Lender shall not have any liability, obligation, or responsibility whatsoever with respect to Borrowers’ use of the proceeds hereof and Lender shall not be obligated to determine whether or not Borrowers’ use of such proceeds are for purposes permitted under the Constituent Documents of any Borrower. Nothing, including, without limitation, any Borrowing, any Rollover, any issuance of any Letter of Credit, or acceptance of any Qualified Borrower Guaranty or other document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Lender as to whether any investment by Borrowers is permitted by the terms of the Constituent Documents of the applicable Borrower or Fund Party. Notwithstanding anything in this Credit Agreement to the contrary, no Borrower shall to its actual knowledge (i) use the proceeds of any Loan or Letter of Credit to purchase any asset or securities from, or (ii) otherwise transfer the proceeds of any Loan or Letter of Credit to or for the benefit of, Lender’s “affiliate,” as such term is defined in 12 C.F.R. Part 223.

Section 2.11.     Fees.

(a)        On the Closing Date, Initial Borrower shall pay to Lender an upfront fee in the amount of twenty-five basis points (0.25%) times the Maximum Commitment Amount.

(b)        On the date of each increase in the Maximum Commitment Amount pursuant to the terms of Section 3.5(b), Borrowers shall pay to Lender an increase fee as set forth in Section 3.5(b).

(c)        In the event that the Stated Maturity Date is extended pursuant to the terms of Section 3.5(c), then on each of the first and second anniversary dates of the Closing Date, Borrowers shall pay to Lender an extension fee in the amount of twenty-five basis points (0.25%) times the Maximum Commitment Amount then in effect.

(d)        All such fees shall be fully earned when paid and be nonrefundable.

Section 2.12.     Unused Commitment Fee. In addition to the payments provided for in Section 3, Borrowers shall pay to Lender an unused commitment fee at the rate of twenty-five basis points (0.25%) per annum on the Commitment of Lender which was unused (through the extension of Loans or the issuance of Letters of Credit), calculated on the basis of actual days elapsed in a year consisting of 360 days and payable in arrears on the first Business Day of each calendar quarter for the preceding calendar quarter. Borrowers acknowledge and agree that the unused commitment fees payable hereunder are bona fide unused commitment fees and are intended as reasonable compensation to Lender for committing to make funds available to Borrowers as described herein and for no other purposes.

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Section 2.13.     Letter of Credit Fees. Borrowers shall pay to Lender: (a) in consideration for the issuance of Letters of Credit hereunder, a non-refundable fee equal to the Applicable Margin (plus two percent (2.00%) if an Event of Default has occurred and is continuing) on the daily face amount of each Letter of Credit, less the amount of any draws on such Letter of Credit, payable in quarterly installments in arrears on the first Business Day of each calendar quarter for the preceding calendar quarter, commencing on the issuance date and continuing for so long as such Letter of Credit remains outstanding (including, for the avoidance of doubt, any Letter of Credit that is outstanding but has been Cash Collateralized), calculated on the basis of actual days elapsed in a year consisting of 360 days; and (b) (i) $500 per requested issuance or amendment of a Letter of Credit; and (ii) all other reasonable and customary out-of-pocket expenses actually incurred by Lender related to the issuance, amendment or transfer of Letters of Credit upon demand by Lender.

Article III

PAYMENT OF OBLIGATIONS

Section 3.1.       Payment of Obligations. In all events, the Principal Obligations outstanding on the Maturity Date, together with all accrued but unpaid interest thereon and any other outstanding Obligations, shall be repaid by Borrowers in full on the Maturity Date.

Section 3.2.       Payment of Interest.

(a)        Interest. Interest on each Borrowing shall commence to accrue in accordance with the terms of this Credit Agreement as of the date of the disbursement or wire transfer of such Borrowing by Lender, consistent with the provisions of Section 2.6, notwithstanding whether Borrowers received the benefit of such Borrowing as of such date and even if such Borrowing is held in escrow pursuant to the terms of any escrow arrangement or agreement. When a Borrowing is disbursed by wire transfer pursuant to instructions from Borrowers in accordance with a Request for Borrowing, then such Borrowing shall be considered made at the time of the transmission of the wire, rather than the time of receipt thereof by the receiving bank. With regard to the repayment of the Loans, interest shall continue to accrue on any amount repaid until such time as the repayment has been received in federal or other immediately available funds by Lender.

(b)        Interest Payment Dates. Accrued and unpaid interest on the Obligations shall be due and payable in arrears (i) on each Interest Payment Date, (ii) on each date of any reduction of the Principal Obligations, and (iii) during the continuance of an Event of Default, at any time upon demand by Lender. Interest shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

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Section 3.3.       Payments on the Obligations.

(a)        Payments. All payments of principal of, and interest on, the Obligations under this Credit Agreement by any Borrowers to or for the account of Lender, or any of them, shall be made without condition or deduction or counterclaim, set-off, defense or recoupment by Borrowers for receipt by Lender before 1:00 p.m. in federal or other immediately available funds to such account as directed by Lender. Funds received after 1:00 p.m. shall be treated for all purposes as having been received by Lender on the first Business Day next following receipt of such funds. All interest payments shall be made in Dollars.

(b)        Automatic Payment Authorization. Borrowers authorize Lender to make automatic deductions from the deposit account (the “Deposit Account”) listed as such on Schedule I hereto maintained by Borrower with Lender in order to pay, when and as due, all installment payments of interest, and/or renewal, modification or other fees (including the unused commitment fee) (a “Payment”) that Borrower is required or obligated to pay Lender under the Loan Documents; provided, however, that Lender shall (i) give Borrower written notice of all automatic deductions, including detail of amounts debited and the application to principal, interest, or fees and (ii) provide Borrower on-line view access to the Deposit Account; provided further, no automatic deduction shall be effected for any fees or payments that are not scheduled unless Borrower shall have received, prior to the making of the automatic deduction, a written invoice, which may be delivered via email, detailing the fees and payments that are due.

This authorization shall not affect the obligation of Borrower to pay such sums when due if there are insufficient funds in the Deposit Account to make such Payments in full on the due date thereof. Absent there being insufficient funds in the Deposit Account to make such Payments in full, Borrower shall not be deemed in default as a result of Lender failing to make any automatic deduction from the Deposit Account to make Payments on the due date thereof.

(c)        Application of Payments. So long as no Event of Default has occurred and is continuing, all payments made on the Obligations shall be applied as directed by Borrowers. At all times when an Event of Default has occurred and is continuing, all payments made on the Obligations shall be credited: (i) first, against all costs, expenses and other fees (including attorneys’ fees) arising under the terms hereof; (ii) second, against the amount of interest accrued and unpaid on the Obligations; (iii) third, against all Principal Obligations; and (iv) fourth, to all other amounts constituting the Obligations.

Section 3.4.       Prepayments.

(a)       Voluntary Prepayments. Borrowers may, upon written notice to Lender, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty on any Business Day; provided that: (i) such notice must be received by Lender not later than 11:00 a.m. (A) three (3) Business Days prior to any date of prepayment of Term SOFR Loans and (B) one (1) Business Day prior to any date of prepayment of Reference Rate Loans or Daily Simple SOFR Loans; and (ii) any prepayment of Loans shall be in a principal amount of $100,000 or a whole multiple of $50,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such written notice is given by Borrowers, Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by the payment of all accrued interest thereon, together with any additional amounts required pursuant to Section 4.

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(b)        Mandatory Prepayment.

(i)            Excess Loans Outstanding. If, on any day the Principal Obligations exceed the Available Commitment, then Borrowers shall pay, without further demand or notice, such excess to Lender in immediately available funds (except to the extent any such excess is addressed by Section 3.4(b)(ii)), by the Required Payment Time.

(ii)           Excess Letters of Credit Outstanding. If any excess calculated pursuant to Section 3.4(b)(i) is attributable to undrawn Letters of Credit, Borrowers shall promptly Cash Collateralize such excess with Lender pursuant to the terms of Section 2.8(g), as security for such portion of the Obligations.

Section 3.5.       Reduction or Early Termination of Commitments; Increase in Commitments; Extension of the Stated Maturity Date.

(a)       Reduction; Termination. Borrowers may terminate the Commitments, or reduce the Maximum Commitment Amount, by giving irrevocable written notice to Lender of such termination or reduction five (5) Business Days prior to the requested effective date thereof (which date shall be specified in such notice and shall be a Business Day): (a) (i) in the case of complete termination of the Commitment, upon prepayment of all of the outstanding Obligations; or (ii) in the case of a reduction of the Maximum Commitment Amount, upon prepayment of the amount by which the Principal Obligations exceed the reduced Available Commitment, including, without limitation, payment of all interest accrued thereon, in accordance with the terms of Section 3.2; provided that, the Maximum Commitment Amount may not be terminated or reduced such that the Available Commitment would be less than the aggregate stated amount of outstanding Letters of Credit; and (b) in the case of the complete termination of the Commitment, if any Letter of Credit Liability exists, upon payment to Lender of the Cash Collateral (from the proceeds of Capital Calls only) for deposit in the cash collateral account in accordance with Section 2.8(g), without presentment, demand, protest or any other notice of any kind, all of which are hereby waived. Notwithstanding the foregoing: (x) any reduction of the Maximum Commitment Amount shall be in an amount equal to $1,000,000 or multiples thereof; and (y) in no event shall a reduction by Borrowers reduce the Maximum Commitment Amount below $5,000,000 (except for a complete termination of the Commitment).

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(b)        Increase in Maximum Commitment Amount. After the Closing Date and up to and including sixty (60) days prior to the then-current Stated Maturity Date, Borrower may request increases in the Maximum Commitment Amount in an amount no less than $10,000,000 (and in increments of $5,000,000 in excess thereof), subject to the terms of this Section 3.5(b), by delivering to Lender a written request. All increases in the Maximum Commitment Amount shall be in Lender’s sole and absolute discretion, including the determination of an acceptable Borrowing Base. Without limiting or derogating from Lender’s discretionary rights, the requested increase in the Maximum Commitment Amount shall be subject to the satisfaction of the following conditions precedent: (i) the representations and warranties of each Credit Party contained in the Loan Documents shall be true and correct in all material respects; provided that to the extent such representations and warranties were made as of an earlier specific date, the same shall continue, after giving effect to such increase in the Maximum Commitment Amount, to be true and correct in all material respects as of such earlier specific date; (ii) no Potential Default or Event of Default shall have occurred and be continuing on the date of such Maximum Commitment Amount increase request or immediately after giving effect to such increase; (iii) on the effective date of the Maximum Commitment Amount increase, Borrowers shall pay to Lender an increase facility fee in the amount of twenty-five basis points (0.25%) times the incremental increase amount in the Maximum Commitment Amount prorated for the period ending on the upcoming anniversary of the Closing Date; (iv) Credit Parties shall have executed and delivered such amendments to the Loan Documents, guaranty reaffirmations, board resolutions, legal opinions and other documents as may be reasonably requested by Lender; and (v) Borrowers shall pay all reasonable and documented out-of-pocket costs and expenses incurred by Lender, including Lender’s reasonable attorneys’ costs and expenses related to the preparation, negotiation and administration of the related amendment documentation. In all events, following all such increases, the Maximum Commitment Amount may under no circumstances exceed $100,000,000.

(c)        Extension of the Stated Maturity Date. The initial Stated Maturity Date shall be extended to February 1, 2024 subject to the satisfaction of the following conditions precedent: (i) the Specified Date shall have occurred prior to the initial Stated Maturity Date, (ii) the representations and warranties of each Credit Party contained in the Loan Documents shall be true and correct in all material respects; provided that to the extent such representations and warranties were made as of an earlier specific date, the same shall continue, after giving effect to such extension of the Stated Maturity Date, to be true and correct in all material respects as of such earlier specific date; (iii) no Potential Default or Event of Default shall have occurred and be continuing on the Specified Date or the initial Stated Maturity Date or immediately after giving effect to such extension; (iv) Credit Parties shall have executed and delivered such amendments to the Loan Documents, guaranty reaffirmations, board resolutions, legal opinions and other documents as may be reasonably requested by Lender; and (v) Borrowers shall pay all reasonable and documented out-of-pocket costs and expenses incurred by Lender, including Lender’s reasonable attorneys’ costs and expenses related to the preparation, negotiation and administration of the related amendment documentation. In the event that the Stated Maturity Date is extended pursuant to the terms of this Section 3.5(c), then on the initial Stated Maturity Date and on the immediately succeeding anniversary of the initial Stated Maturity Date, Initial Borrower shall pay to Lender an extension fee in the amount of twenty-five basis points (0.25%) times the Maximum Commitment Amount then in effect.

Section 3.6.       Joint and Several Liability. Each Borrower acknowledges and agrees as follows:

(a)        Inducement. Lender has been induced to make the Loans to, and Lender has been induced to issue Letters of Credit for the account of, Borrowers in part based upon the assurances by each Borrower that each Borrower desires that all Obligations under the Loan Documents be honored and enforced as separate obligations of each Borrower, should Lender desire to do so.

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(b)        Combined Liability. Notwithstanding the foregoing, Borrowers (other than Qualified Borrowers) shall be jointly and severally liable to Lender for all representations, warranties, covenants, obligations and indemnities, including, without limitation, the Loans and the other Obligations, and Lender may at its option enforce the entire amount of the Loans, the Letters of Credit and the other Obligations against any one or more of Borrowers.

(c)        Separate Exercise of Remedies. Lender may exercise remedies against each Borrower and its property separately, whether or not Lender exercises remedies against any other Borrower or its property. Lender may enforce one or more Borrower’s obligations without enforcing any other Borrower’s obligations and vice versa. Any failure or inability of Lender to enforce one or more Borrower’s obligations shall not in any way limit Lender’s right to enforce the obligations of the other Borrowers. If Lender forecloses or exercises similar remedies pursuant to the Loan Documents, then such foreclosure or similar remedy shall be deemed to reduce the balance of the Loans only to the extent of the cash proceeds actually realized by Lender from such foreclosure or similar remedy or, if applicable, Lender’s credit bid at such sale, regardless of the effect of such foreclosure or similar remedy on the Loans secured by the Loan Documents under the applicable state law.

(d)        Several Liability of Qualified Borrowers. Notwithstanding anything to the contrary contained herein, each Qualified Borrower is severally liable with respect to its obligations hereunder and under any Qualified Borrower Promissory Note.

Article IV

CHANGE IN CIRCUMSTANCES

Section 4.1.       Taxes.

(a)       Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law requires the deduction or withholding of any Tax from any such payment (as determined in the good faith discretion of Borrowers), then (i) Borrowers shall be entitled to make such deduction or withholding, (ii) Borrowers shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and (iii) the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.1) Lender (including, for purposes of this Section 4.1, any successor, assignee or participant) receives an amount equal to the sum it would have received had no such deduction or withholding been made.

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(b)        Notwithstanding the foregoing, in no event will Borrowers be required to pay additional amounts pursuant to Section 4.1(a) in respect of (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) imposed as a result of a present or former connection between Lender and the jurisdiction imposing such Tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (ii) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan or Commitment or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to this Section 4.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquires such interest or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to Lender’s failure to comply with Section 4.1(d) or, in the case of any successor or assignee, failure to comply with Section 11.10(b), and (iv) any U.S. federal withholding Tax imposed under FATCA (Taxes imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document other than Taxes described in clauses (i) through (iv) immediately above, “Indemnified Taxes”).

(c)        As soon as reasonably practicable after any payment of Taxes by Borrower under this Section 4.1, Borrower shall deliver to Lender evidence of such payment as is reasonably satisfactory to Lender.

(d)        (i)           Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.1(d)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)          Without limiting the generality of the foregoing, in the event that Borrower is a “United States person” as defined in Section 7701(a)(30) of the Code (a “U.S. Person”),

(A) any Lender that is a U.S. Person shall deliver to Borrower on or prior to the date on which such Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

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(B) any Lender that is not a U.S. Person (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of Borrower), whichever of the following is applicable:

(1)          in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS From W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)           executed copies of IRS Form W-8ECI;

(3)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)          to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C)  any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made; and

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(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.

(e)        In addition, Borrowers will timely pay (or reimburse Lender for) all stamp, court or documentary, intangible, ad valorem, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are imposed (i) as a result of a present or former connection between Lender and the jurisdiction imposing such Tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document) and (ii) with respect to an assignment.

(f)         Borrowers shall indemnify Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.1) payable or paid by such Lender or required to be withheld or deducted from a payment to such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender accompanied by a written statement setting forth the calculation of such amounts shall be conclusive absent manifest error.

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(g)        If any Lender determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 4.1, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 4.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Borrower, upon the request of such Lender, agrees to repay the amount paid over to such Lender (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender in the event such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (g), in no event will the applicable Lender be required to pay any amount to any Borrower pursuant to this subsection (g) the payment of which would place the Lender in a less favorable net after-Tax position than such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection (g) shall not be construed to require any Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Borrower or any other Person.

Section 4.2.        Illegality. If Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority having jurisdiction over Lender has asserted that it is unlawful, for Lender to make, maintain or fund Loans or other Obligations, or materially restricts the authority of Lender to (i) purchase or sell, or to take deposits of, the applicable currency or (ii) determine or charge interest rates based upon the Term SOFR rate or Daily Simple SOFR rate, then, on notice thereof by Lender to Borrowers, (A) in the case of any determination described in the foregoing clause (i), any obligation of Lender to make or continue Loans or the Obligations in such currency shall be suspended until Lender notifies Borrowers that the circumstances giving rise to such determination no longer exist and, until such time, the Loans or Obligations of Lender in such currency shall, at the option of Borrower, be converted to, and shall continue, as Reference Rate Loans and Obligations denominated in Dollars, and (B) in the case of any determination described in the foregoing clause (ii), any obligation of Lender to maintain Loans accruing interest at the Term SOFR rate or Daily Simple SOFR rate, or to convert Loans accruing interest calculated by reference to the Reference Rate to be Loans accruing interest calculated by reference to the Term SOFR rate or Daily Simple SOFR rate, shall be suspended until Lender notifies Borrowers that the circumstances giving rise to such determination no longer exist and, until such time, the Loans or Obligations of Lender outstanding at the time of such suspension shall, at the option of the applicable Borrower, be continued as Reference Rate Loans. Upon the prepayment of any such Loans, the applicable Borrower shall also pay accrued and unpaid interest on the amount so prepaid.

Section 4.3.        Inability to Determine Rates. Except in connection with a Benchmark Transition Event, if in connection with any request for a Term SOFR Loan, Daily Simple SOFR Loan or a continuation thereof, (i) the Lender determines that adequate and reasonable means do not exist for determining Term SOFR or Daily Simple SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or Daily Simple SOFR Loan, or (ii) Lender determines that for any reason Term SOFR or Daily Simple SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or Daily Simple SOFR Loan does not adequately and fairly reflect the cost to Lender of funding such Term SOFR Loan or Daily Simple SOFR Loan, Lender will promptly so notify Borrower. Thereafter, the obligation of Lender to make or maintain Term SOFR Loans or Daily Simple SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans, Daily Simple SOFR Loans or Interest Periods). Upon receipt of such notice, Borrower may revoke any pending Borrowing Request for a borrowing or continuation of Term SOFR Loans or Daily Simple SOFR Loans (to the extent of the affected Term SOFR Loans, Daily Simple SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a borrowing of Reference Rate Loans in the amount specified therein.

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Section 4.4.       Benchmark Replacement Setting.

(a)       Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (i), (ii) or (iii) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (iv) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Borrowers without any amendment to, or further action or consent of any other party to this Credit Agreement or any other Loan Document so long as Lender has not received, by such time, written notice of objection to such Benchmark Replacement from Borrowers. For the avoidance of doubt, in the event Lender receives a written notice of objection to such Benchmark Replacement from Borrowers pursuant to the immediately preceding sentence, Lender and Lender shall negotiate in good faith to determine a substitute benchmark rate, provided, however, if Borrowers and Lender are not able to come to a mutual agreement on such substitute benchmark rate within five (5) Business Days following such written notice of objection, the Loans shall be converted to Reference Rate Loans as of the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Borrowers.

(b)        Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document.

(c)        Notices; Standards for Decisions and Determinations. Lender will promptly notify the Borrowers of (i) the implementation of any Benchmark Replacement and, (ii) the effectiveness of any Conforming Changes in connection with the use, adoption or implementation of a Benchmark Replacement. Any determination, decision or election that may be made by Lender pursuant to this Credit Agreement, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Credit Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Credit Agreement.

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(d)        Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Lender in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)        Benchmark Unavailability Period. Upon Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, Borrowers may revoke any pending request for, or conversion to or continuation of, Loans referencing the then-current Benchmark to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Reference Rate Loans.

Section 4.5.       Increased Cost and Capital Adequacy.

(a)        Increased Costs Generally. If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, Lender (except any reserve requirement reflected in SOFR) or Lender;

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(ii)        subject Lender to any Taxes (other than (A) Indemnified Taxes, or (B) Taxes described in Section 4.1(b)(i) through (iv)), or (C) Taxes imposed as a result of a present or former connection between any Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document) that are (x) imposed on or measured by net income (however denominated), (y) franchise Taxes or (z) branch profits Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)          impose on Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Credit Agreement or Loans made by Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to Lender of issuing or maintaining any Letter of Credit (or of maintaining its obligation to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or any other amount) then, upon written request of Lender, Borrowers shall promptly pay to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered.

(b)        Capital Requirements. If Lender determines that any Change in Law affecting Lender or Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company, if any, as a consequence of this Credit Agreement, the Commitment of Lender or the Loans made by, or participations in Letters of Credit held by, Lender, or the Letters of Credit issued by Lender, to a level below that which Lender or Lender’s holding company could have achieved but for such Change in Law (taking into consideration Lender’s policies and the policies of Lender’s holding company with respect to capital adequacy), then from time to time upon written request of Lender, Borrowers shall promptly pay to Lender such additional amount or amounts as will compensate Lender or Lender’s holding company for any such reduction suffered.

(c)        Certificates for Reimbursement. A certificate of Lender setting forth the amount or amounts necessary to compensate such Person as specified in Section 4.5(a) or Section 4.5(b) and delivered to Borrowers, shall be conclusive absent manifest error. Borrowers shall pay Lender the amount shown as due on any such certificate by the Required Payment Time.

(d)        Delay in Requests. Failure or delay on the part of Lender to demand compensation pursuant to this Article IV shall not constitute a waiver of Lender’s right to demand such compensation; provided that Borrowers shall not be required to compensate Lender pursuant to this Article IV for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that Lender notifies Borrowers of the Change in Law giving rise to such increased costs or reductions, and of Lender’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

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Section 4.6.       Funding Losses. Upon written demand of Lender from time to time, Borrowers shall promptly pay Lender such amount or amounts as shall compensate Lender for, and hold Lender harmless from, any loss, cost or expense incurred by Lender in obtaining, liquidating or employing deposits or other funds from third parties as a result of (a) any failure or refusal of any Borrower to accept a Loan after such Borrower shall have requested such Loan under this Credit Agreement, (b) any prepayment or other payment of a Term SOFR Loan on a day other than the last day of the Interest Period applicable to such Loan, (c) any other prepayment of a Loan that is otherwise not made in compliance with the provisions of this Credit Agreement, or (d) the failure of any Borrower to make a prepayment of a Loan after giving notice under this Credit Agreement that such prepayment will be made.

Section 4.7.       Requests for Compensation. If requested by Borrowers in connection with any demand for payment pursuant to this Article IV (other than Section 4.1), Lender shall provide to Borrowers a certificate setting forth in reasonable detail the basis for such demand, the amount required to be paid by Borrowers to Lender and the computations made by Lender to determine such amount, such certificate to be conclusive and binding in the absence of manifest error. Any such amount payable by Borrowers shall not be duplicative of any amounts (a) previously paid under this Section 4, or (b) included in the calculation of SOFR or Daily Simple SOFR.

Section 4.8.       Survival. Without prejudice to the survival of any other agreement of Borrowers hereunder, all of Borrowers’ obligations under this Article IV shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Credit Agreement or any provision hereof or the termination of the FX Swap Contracts.

Article V

SECURITY

Section 5.1.        Liens.

(a)        Collateral Grant. In order to secure the Obligations and until payment and performance in full of such Obligations, the expiration or complete termination of the Letters of Credit, the complete termination of the Commitments, the Credit Agreement and the FX Swap Contracts, each Pledgor hereby pledges, transfers and collaterally assigns by way of security to Lender and grants to Lender a first priority security interest in and Lien on its respective rights in the following, whether now existing or hereafter acquired or arising and wherever located (the “Collateral”):

(i)            all of Pledgor’s rights to make Capital Calls on Investors and issue Capital Calls to Investors and all other rights, titles, interests, powers and privileges related to, appurtenant to or arising out of GP Person’s right to require or demand that Investors make Capital Contributions to its applicable Borrower Fund Party;

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(ii)           all of the applicable Borrower Fund Party’s rights, titles, interests and privileges in and to the Capital Commitments, the Uncalled Capital Commitments, Pending Capital Calls and Capital Contributions;

(iii)          all of such Pledgor’s rights, titles, interests, remedies, and privileges under its Fund Document and Subscription Agreements to make, issue notices with respect to, and enforce, Capital Calls and to receive and enforce the funding of Capital Contributions;

(iv)          such Pledgor’s rights, titles, interests, remedies and privileges under its Fund Document and each Subscription Agreement relating to Capital Commitments and Capital Calls and other rights of such Pledgor under its Constituent Documents and each Subscription Agreement to call for Capital Contributions and to receive the same, and the enforcement thereof, all rights and remedies with respect to any Defaulting Investor, including, all rights and remedies as contemplated by such Pledgor’s Fund Documents and Subscription Agreements;

(v)          each such Borrower Fund Party’s Collateral Account and any successor or substitute accounts, together with all of the applicable Borrower Fund Party’s rights, titles, and interests in and to such account, all sums or other property now or at any time hereafter on deposit therein, credited thereto, or payable thereon, and all instruments, documents, certificates, and other writings evidencing such account;

(vi)          each such Borrower Fund Party’s rights, titles, interests, remedies, and privileges under the Feeder Fund A Security Agreement;

(vii)         all books and records related to the foregoing; and

(viii)        to the extent not otherwise included, additions to, accessions to, substitutions of, products or proceeds of the foregoing assets and properties.

(b)        Reliance. Each Pledgor agrees that Lender has entered into this Credit Agreement, extended credit hereunder and at the time of each Loan or each issuance of a Letter of Credit, will make such Loan or issue such Letter of Credit in reasonable reliance on the obligations of the Investors to fund their respective Capital Commitments, and accordingly, it is the intent of the parties that such Capital Commitments may be enforced by Lender pursuant to the terms of the Loan Documents directly against the Investors without further action by any Pledgor and notwithstanding any compromise of any such Capital Commitment by any Pledgor after the Closing Date.

Section 5.2.       The Collateral Accounts; Capital Calls.

(a)       The Collateral Accounts. In order to secure the payment and performance of the Obligations and to effect and facilitate the rights of Lender, each Pledgor shall require that each of its Investors wire transfer to the applicable Collateral Account all monies or sums paid or to be paid by the Investors pursuant to Capital Calls. In addition, each Pledgor shall promptly deposit into the applicable Collateral Account any Capital Contributions that such Pledgor receives directly from Investors.

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(b)       Use of the Collateral Accounts. The applicable Borrower Party may only withdraw funds from its Collateral Account to the extent that any such withdrawal is not prohibited by the terms of Section 9.15. Upon the occurrence of a Cash Control Event, Lender is authorized to take exclusive control of such Collateral Account.

(c)        No Duty. Notwithstanding anything to the contrary herein contained, it is expressly understood and agreed that Lender does not undertake any duties, responsibilities, or liabilities with respect to the Capital Calls made and Call Notices issued by any GP Person or any other applicable Pledgor. Lender shall not be required to refer to the Constituent Documents of any Fund Party, or any Subscription Agreement or Side Letter, or take any other action with respect to any other matter that might arise in connection therewith or any Capital Call. Lender shall not have any duty to determine or inquire into any happening or occurrence or any performance or failure of performance of any Pledgor or any of the Investors. Lender shall not have any duty to inquire into the use, purpose, or reasons for the making of any Capital Call by any Pledgor or the Investment or use of the proceeds thereof.

(d)        Disbursements from Collateral Accounts. Each Pledgor hereby irrevocably authorizes and directs Lender to charge from time to time the applicable Collateral Account, and any other accounts of such Pledgor maintained at Lender (including the cash collateral account), for amounts not paid when due (after the passage of any applicable grace period) to Lender hereunder and under the other Loan Documents; provided that promptly thereafter, Lender shall deliver a written notice of such disbursement to the applicable Pledgor.

(e)        No Impairment of Rights. The rights of Lender hereunder shall not be released, diminished, impaired, reduced or adversely affected by (i) any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to any primary or secondary obligor or in connection with any security for the Obligations; (ii) any full or partial release of any security for the Obligations, except in accordance with the provisions of the Loan Documents; (iii) any other action taken or omitted to be taken by Lender in connection with the Obligations, in accordance with the provisions of the Loan Documents, whether or not such action or omission prejudices any Pledgor or increases the likelihood that the Collateral Account will be applied to the Obligations; or (iv) notice of any of the foregoing.

(f)        Additional Rights. Lender may, at any time and from time to time, without further consent of or notice to any Pledgor, and with or without valuable consideration (i) release any Person primarily or secondarily liable in respect of the Obligations or any security therefor; (ii) renew, extend or accept partial payments upon, release or permit substitutions for or withdrawals of, any security at any time directly or indirectly, immediately or remotely, securing the payment of the Obligations or any part thereof; or (iii) release or pay to any Pledgor, or any other Person otherwise entitled thereto, any amount paid or payable in respect of any such other direct or indirect security for the Obligations.

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Section 5.3.        [Reserved].

Section 5.4.        Subordination. During the continuance of a Cash Control Event, no Credit Party shall make any payments or advances of any kind, directly or indirectly, on any debts and liabilities to any other Credit Party or Investment Manager whether now existing or hereafter arising and whether direct, indirect, several, joint and several, or otherwise, and howsoever evidenced or created (collectively, the “Other Claims”). All Other Claims, together with all Liens on assets securing the payment of all or any portion of the Other Claims shall at all times during the continuance of a Cash Control Event be subordinated to and junior in right and in payment to the Obligations and all Liens on assets securing all or any portion of the Obligations. Each Credit Party agrees to take such actions as necessary to provide for such subordination between it and any other Credit Party or Investment Manager, inter se, including but not limited to including provisions for such subordination in the documents evidencing the Other Claims. Investment Manager acknowledges and agrees that at any time a Cash Control Event is continuing, the payment of any and all management or other fees due and owing to it from any Credit Party shall be subordinated to and inferior in right and payment to the Obligations in all respects.

Section 5.5.       Power of Attorney. Each Pledgor hereby grants to Lender an irrevocable power of attorney, which is coupled with an interest, to (a) execute, deliver and perfect all documents and do things that Lender considers to be required or desirable to carry out the acts and exercise the powers set forth in this Article V and (b) execute all checks, drafts, receipts, instruments, instructions or other documents, agreements or items on behalf of the Pledgors upon the occurrence and during the continuance of an Event of Default, as shall be reasonably deemed by Lender to be necessary or advisable to protect and enforce the security interests and liens herein granted or to secure the repayment of the Obligations and to exercise all rights of enforcement, foreclosure and sale.

Article VI

CONDITIONS PRECEDENT TO LENDING

Section 6.1.       Obligations of Lender. The Loan Documents shall not become effective until the date on which Lender shall have received each of the following documents and each of the other conditions listed below is satisfied to Lender’s reasonable satisfaction:

(a)        Credit Agreement. This Credit Agreement, duly executed and delivered by the parties hereto;

(b)        [Reserved].

(c)        Loan Documents. The Feeder Fund A Security Agreement and such other Loan Documents as Lender may request, each duly executed and delivered by the parties thereto;

(d)        Filings. (i) Satisfactory reports of searches of Filings (or the equivalent in any applicable foreign jurisdiction) in the jurisdiction of formation of each Credit Party, or where a filing would need to be made in order to perfect Lender’s Lien in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist; and (ii) filings (or the equivalent in any applicable foreign jurisdiction, as applicable) satisfactory to Lender with respect to the Collateral together with written evidence satisfactory to Lender that the same have been filed or submitted for filing in the appropriate public filing office(s) in Lender’s sole discretion, to perfect Lender’s Liens in the Collateral;

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(e)        Responsible Officer Certificates. A certificate from a Responsible Officer of each Credit Party, in the form of Exhibit E;

(f)        Credit Party’s Constituent Documents. True and complete copies of the Constituent Documents of Credit Parties, together with certificates of existence and good standing (or other similar instruments) and any partnership or member registers of Credit Parties, in each case certified by a Responsible Officer thereof to be correct, complete and in effect on the date hereof, in each case satisfactory to Lender;

(g)        Management Agreements. A copy of the Management Agreements for each Fund Party, duly executed by the parties thereto;

(h)        Investment Policies. True and complete copies of the Investment Policies as in effect on the Closing Date; and

(i)         Authority Documents. Resolutions of each Credit Party, authorizing the entry into the transactions contemplated by the Loan Documents, certified by a Responsible Officer thereof as correct and complete copies thereof and in effect on the date hereof;

(j)         Incumbency Certificate. From each Credit Party, a signed certificate of a Responsible Officer, who shall certify the names of the Persons authorized, on the date hereof, to sign each of the Loan Documents and the other documents or certificates to be delivered pursuant hereto on behalf of such Credit Party, together with the true signatures thereof;

(k)        Opinions. A favorable opinion of New York and Delaware counsel to Credit Parties in form and substance satisfactory to Lender and its counsel, dated as of the Closing Date;

(l)         Investor Documents. With respect to Investors, a copy of each Investor’s duly executed Subscription Agreement, Side Letter and Credit Link Document (if applicable);

(m)       Bank Account Letter. Evidence satisfactory to Lender in its sole discretion that Feeder Fund A GP has delivered a Bank Account Letter to the applicable Investors;

(n)       Fees; Costs and Expenses. Payment of all fees and other amounts due and payable on or prior to the date hereof, including the upfront fee pursuant to Section 2.11, and payment of the fees and disbursements of Lender’s special counsel, Cadwalader, Wickersham & Taft LLP, which may be deducted from the initial Borrowing;

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(o)       ERISA Certificates. Either (i) a favorable written opinion of counsel to Borrowers, addressed to Lender, reasonably acceptable to Lender and its counsel, regarding the status of Borrowers as an Operating Company; or (ii) a certificate, addressed to Lender, signed by a Responsible Officer that the underlying assets of Borrowers do not constitute Plan Assets because less than 25% of the total value of each class of equity interests in Borrowers is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA; and

(p)        “Know Your Customer” Information and Documents. (i) Such information and documentation as is requested by Lender so that each of Credit Parties has become KYC Compliant; and (ii) with respect to any Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Credit Party.

Section 6.2.       Conditions to all Loans and Letters of Credit. The obligation of Lender to advance each Borrowing and to cause the issuance of Letters of Credit (including the initial Borrowing or Letter of Credit) is subject to the conditions precedent that:

(a)        Representations and Warranties. The representations and warranties of Credit Parties set forth in each Loan Document are true and correct in all material respects on and as of the date of the advance of such Borrowing or issuance of such Letter of Credit, with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier or other specific date, in which case they shall be true and correct in all material respects as of such earlier or other specific date); provided that if any such representation and warranty is qualified as to materiality, with respect to such representation and warranty, the materiality qualifier set forth above shall be disregarded for the purposes of this condition;

(b)        No Default. No event shall have occurred and be continuing, or would result from the Borrowing or the issuance of the Letter of Credit, which constitutes an Event of Default or a Potential Default;

(c)        Request for Borrowing. Lender shall have received a Request for Borrowing or Request for Letter of Credit, together with a Borrowing Base Certificate and, if applicable, a Letter of Credit Application;

(d)        No Investor Excuses. Other than as disclosed to Lender in writing, Credit Parties have no knowledge or reason to believe any Investor would be entitled to exercise any withdrawal, excuse or exemption right under the applicable Fund Documents, its Subscription Agreement or its Side Letter with respect to any Investment being acquired in whole or in part with any proceeds of the related Loan or Letter of Credit (provided, that if Credit Parties have disclosed in writing a potential excuse or exemption right to Lender, the excused, withdrawn or exempted portion of the applicable Investor’s Unfunded Capital Commitment shall be excluded from the calculation of the Borrowing Base);

(e)        Available Commitment. After giving effect to the proposed Borrowing or Letter of Credit, the Principal Obligations will not exceed the Available Commitment; and

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(f)         Investment Period. The Investment Period has not ended or terminated.

Section 6.3.       Addition of Borrowers. The obligation of Lender to advance a Borrowing or to cause the issuance of a Letter of Credit to a proposed new Borrower or Qualified Borrower is subject to the following conditions precedent:

(a)        Approval of Qualified Borrower. In order for an entity to be approved as a Parent Borrower or a Qualified Borrower, (i) Borrowers must obtain the prior written consent of Lender in its sole discretion; (ii) unless such entity is an approved Parent Borrower hereunder, such entity shall be one in which a Borrower owns a direct or indirect ownership interest, or through which a Borrower may acquire an Investment, the indebtedness of which entity can be guaranteed by Borrowers under their Constituent Documents (a “Qualified Borrower”) and for avoidance of doubt, secured by the Feeder Fund A Security Agreement; and (iii) the provisions of this Section 6.3 shall be satisfied;

(b)       Approval of Alternative Investment Vehicle or Parallel Fund. In order for an Alternative Investment Vehicle or Parallel Fund of Initial Borrower to be approved as a Borrower, (i) Borrowers must obtain the prior written consent of Lender in its sole discretion and (ii) the provisions of this Section 6.3 shall be satisfied;

(c)        Qualified Borrower Guaranty and Note. With respect to a Qualified Borrower, such Qualified Borrower shall execute and deliver a promissory note, in a form acceptable to Lender, payable to Lender (a “Qualified Borrower Promissory Note”);

(d)        Authorizations of Borrower. Lender shall have received appropriate evidence of the authorization of such Borrower, Qualified Borrower, Parallel Fund Borrower or Alternative Investment Vehicle to enter the Credit Facility, including officer’s certificates, resolutions, incumbency certificates and legal opinions, in each case, in form and substance acceptable to Lender;

(e)        “Know Your Customer” Information and Documents. Lender shall have received (i) all items required to make such Borrower KYC Compliant; and (ii) if such Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower;

(f)         ERISA Status. Either (i) a favorable written opinion of counsel to such Borrower, addressed to Lender, reasonably acceptable to Lender and its counsel, regarding the status of such Borrower as an Operating Company; or (ii) a certificate, addressed to Lender, signed by a Responsible Officer that the underlying assets of such Borrower do not constitute Plan Assets because less than 25% of the total value of each class of equity interests in such Borrower is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA; and

(g)       Additional Information. Lender shall have received such other information and documents in respect of such Borrower as may be required by Lender.

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Upon the satisfaction of the requirements of this Section 6.3 described above, such Borrower or Qualified Borrower shall be bound by the terms and conditions of the Loan Documents as a Borrower or Qualified Borrower, as applicable, thereunder.

Article VII

REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

To induce Lender to make Loans and cause the issuance of Letters of Credit, each Borrower Party hereby represents and warrants to Lender that:

Section 7.1.       Organization and Good Standing. Each Borrower Party (a) is duly organized, formed or incorporated, as applicable, validly existing and in good standing under the laws of its jurisdiction of organization, formation or incorporation, as applicable; (b) has the requisite power and authority to own its properties and assets and to carry on its business as now conducted; and (c) is qualified to do business in each jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification, except where the failure to be so qualified to do business would not have a Material Adverse Effect.

Section 7.2.       Authorization and Power. Each Borrower Party has the partnership, limited liability company or corporate power, as applicable, and requisite authority to execute, deliver, and perform its respective obligations under the Loan Documents to be executed by it, its Constituent Documents, and its Subscription Agreements. Each Borrower Party is duly authorized to, and has taken all partnership, limited liability company or corporate action, as applicable, necessary to authorize it to execute, deliver, and perform its obligations under the Loan Documents, its Constituent Documents, and the Subscription Agreements.

Section 7.3.       No Conflicts or Consents. None of the execution and delivery of the Loan Documents, the consummation of any of the transactions herein or therein contemplated, or the compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or conflict, in any material respect, with (a) any provision of law, statute or regulation to which any Borrower Party is subject or any judgment, license, order or permit applicable to any Borrower Party, (b) any indenture, mortgage, deed of trust or other agreement or instrument to which any Borrower Party is a party or by which any Borrower Party may be bound, or to which any Borrower Party may be subject or (c) such Borrower Party’s Constituent Documents, its Subscription Agreements or any Side Letter. No consent, approval, authorization or order of any court or Governmental Authority, Investor or third party is required in connection with the execution and delivery by any Borrower Party of the Loan Documents or to consummate the transactions contemplated hereby or thereby, including its Constituent Documents, except, in each case, for that which has already been waived or obtained.

Section 7.4.       Enforceable Obligations. The Loan Documents to which any Borrower Party is a party are the legal and binding obligations of such Borrower Party, enforceable in accordance with their respective terms, subject to Debtor Relief Laws and general equitable principles (whether considered in a proceeding in equity or at law).

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Section 7.5.       Priority of Liens. The Loan Documents create, as security for the Obligations, valid and enforceable, perfected first priority Lien on all of the Collateral in favor of Lender, subject to no other Liens, except as enforceability may be limited by Debtor Relief Laws and general equitable principles (whether considered in a proceeding in equity or at law), in each case subject to Permitted Liens. Such Liens on the Collateral shall be superior to and prior to the rights of all third parties in such Collateral (subject to Permitted Liens), and, other than in connection with any future Change in Law or in the applicable Pledgor’s name, identity or structure, or its jurisdiction of organization, formation or incorporation, as the case may be, no further recordings or Filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with Applicable Law.

Section 7.6.       Financial Condition. Borrowers have delivered to Lender the most recently available copies of the financial statements and reports described in Section 8.1, in each case certified by a Responsible Officer of such Borrower Party to be true and complete and to present fairly in all material respects the financial condition of Borrowers and Feeder Funds as of the date set forth therein.

Section 7.7.       Full Disclosure. All information (other than financial projections, pro forma financial information, other forward-looking information, information of a general economic or general industry nature and all third party memos or reports) heretofore furnished by or on behalf of such Credit Party or the Investment Manager, in connection with the Loan Documents and the transactions contemplated hereby, is true and correct in all material respects on the date as of which such information was stated or deemed stated.

Section 7.8.       No Default. No event has occurred and is continuing which constitutes an Event of Default or, to any Credit Party’s knowledge, a Potential Default.

Section 7.9.       No Litigation. (a) As of the Closing Date, there are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings in any court or before any arbitrator or Governmental Authority (“Proceedings”) pending or, to the knowledge of such Credit Party, threatened in writing, against any Borrower Party, and (b) as of any date after the Closing Date, there are no such Proceedings pending or, to the knowledge of such Borrower Party, threatened in writing against such Borrower Party, other than any such Proceeding that would not, if adversely determined, have a Material Adverse Effect.

Section 7.10.     Material Adverse Effect. No circumstances exist or changes to any Borrower Party have occurred since the date of the most recent financial statements delivered to Lender pursuant to Section 8.1 which constitute a Material Adverse Effect.

Section 7.11.     Taxes. Each Borrower Party has timely filed or caused to be filed all U.S. federal income and other material Tax returns, information statements and reports required to have been filed and has timely paid or caused to be paid all U.S. federal and other material Taxes required to be paid by such Borrower Party, except (a) for any such Taxes that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with GAAP and (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

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Section 7.12.     Principal Office; Jurisdiction of Formation. (a) Each of the principal office, chief executive office, and principal place of business of Credit Parties is correctly listed on Schedule I, and each Credit Party has been at such location since its formation; and (b) the jurisdiction of formation of Credit Parties is correctly listed on Schedule I, and each Credit Party is not organized under the laws of any other jurisdiction.

Section 7.13.     ERISA. Each Fund Party satisfies an exception under the Plan Asset Regulations so that its underlying assets do not constitute Plan Assets. The execution, delivery and performance of this Credit Agreement and the other Loan Documents, the enforcement of the Obligations in accordance with the Loan Documents, and the borrowing and repayment of amounts under this Credit Agreement, do not and will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975(c)(1)(A) – (D) of the Code. No Credit Party has established, maintains, contributes to any Plan, and no member of a Credit Party’s Controlled Group has established, maintains, contributes to, or has any liability (contingent or otherwise) with respect to any Plan that would reasonably be expected to result in a Material Adverse Effect.

Section 7.14.     Compliance with Law. Each Borrower Party is in compliance with all laws, rules, regulations, orders, and decrees which are applicable to it or its properties, including, without limitation, ERISA, except where such non-compliance could not be reasonably expected to have a Material Adverse Effect.

Section 7.15.     Capital Commitments and Contributions. All the Investors are correctly set forth on Exhibit A hereto (or on a revised Exhibit A delivered to Lender in accordance with Sections 8.1(l)), and the true and correct Capital Commitment and Uncalled Capital Commitment of each Investor is set forth on Exhibit A (or on any such revised Exhibit A). No Capital Calls Notices have been delivered other than any that have been disclosed in writing to Lender.

Section 7.16.     Fiscal Year. Each Borrower Party’s fiscal year is the calendar year.

Section 7.17.     Investor Documents.

(a)        Each Investor (other than Feeder Funds as Investors) has executed a Subscription Agreement which has been provided to Lender. Each Side Letter that has been entered into by a Credit Party has been provided to Lender. For each Investor, the applicable Fund Documents, its Subscription Agreement and its Side Letter set forth its entire agreement regarding its Capital Commitment.

(b)        Each Feeder Fund has a Capital Commitment to, and is a member of, the Initial Borrower. There is no need for any Feeder Fund to enter into a Subscription Agreement (or other agreement) with Initial Borrower in order to evidence such Feeder Fund’s Capital Commitment to, or its membership interest in, Initial Borrower. Pursuant to the terms of the applicable Operating Agreements, if and when the Initial Borrower calls capital from its members, the Feeder Funds are required, immediately and without further action or approval by any other Person to call capital from its Investors and contribute such capital to the Initial Borrower through the applicable Feeder Fund.

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Section 7.18.     Margin Stock. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan or Letter of Credit will be used: (a) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock; (b) to reduce or retire any Indebtedness which was originally incurred to purchase or carry any such Margin Stock; or (c) for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation T, U or X. No Credit Party nor any Person acting on behalf of Credit Parties has taken or will take any action which might cause any Loan Document to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act, in each case as now in effect or as the same may hereafter be in effect. No Loan or Letter of Credit will be secured at any time by, and the Collateral in which any Credit Party has granted to Lender a security interest and Lien pursuant to the Loan Documents will not contain at any time any Margin Stock.

Section 7.19.     Investment Company Status. No Credit Party is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 7.20.     No Defenses. No Borrower Party knows of any default, occurrence, or circumstance which with the passage of time and/or giving of notice, would constitute a default under the applicable Fund Party’s Fund Documents, Subscription Agreement, or Side Letter or which would constitute a defense to the obligations of the Investors to make Capital Contributions to a Fund Party pursuant to a Capital Call in accordance with the Subscription Agreements or the applicable Fund Party’s Fund Documents. No Borrower Party has knowledge of any claims of offset or any other claims of the Investors against any Borrower Party which would or could diminish or adversely affect the obligations of the Investors to fund Capital Calls in accordance with the Subscription Agreements (and any related Side Letters), the applicable Fund Party’s Fund Documents or any Credit Link Document.

Section 7.21.     No Withdrawals Without Approval. No Investor is permitted to withdraw its interest in any Fund Party without the prior approval of the applicable GP Person.

Section 7.22.     Sanctions. No Credit Party, no Person directly or indirectly controlling a Credit Party, and no Person directly or indirectly controlled by a Credit Party, and to each Credit Party’s knowledge no other Related Party of any of the foregoing, (a) is a Sanctioned Entity, (b) is controlled by or is acting on behalf of a Sanctioned Entity, (c) to each Credit Party’s knowledge is under investigation for an alleged breach of Sanction(s) by a Governmental Authority that enforces Sanctions, or (d) will fund any repayment of the credit with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause Lender or any other party to this Credit Agreement, or any Related Party, to be in breach of any Sanctions. To each Credit Party’s knowledge, no Investor is a Sanctioned Entity.

Section 7.23.     Insider. No Credit Party is an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than ten percent (10%) of any class of voting securities” (as those terms are defined in 12 U.S.C. §375b or in regulations promulgated pursuant thereto) of Lender, of a bank holding company of which Lender is a subsidiary, or of any subsidiary, of a bank holding company of which Lender is a subsidiary, of any bank at which Lender maintains a correspondent account, or of any bank which maintains a correspondent account with Lender.

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Section 7.24.     Investors. The Borrowing Base Certificate, as it may be updated in writing from time to time by Initial Borrower, is true and correct in all material respects.

Section 7.25.     Financial Condition. Fund Parties, taken as a whole, are solvent. Each GP Person is solvent.

Section 7.26.     Beneficial Ownership Certification. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 7.27.     Investment Company Act.

(a)        Each of Initial Borrower and Feeder Fund A is an “investment company” that has elected to be regulated as a “business development company” pursuant to section 54 of the Investment Company Act and intends to qualify as a regulated investment company under the Code by filing an election to do so on the first filing of its tax return.

(b)        The business and other activities of each of the Initial Borrower and Feeder Fund A and each of its Subsidiaries, including the making of the Loans and the issuance of the Letters of Credit hereunder, the application of the proceeds and repayment thereof by the Borrowers and the consummation of the transactions contemplated by the Loan Documents do not result in a material violation or breach in any respect of the provisions of the Investment Company Act or any rules, regulations or orders issued by the United States Securities and Exchange Commission thereunder, in each case, that are applicable to the Initial Borrower, Feeder Fund A and each of its Subsidiaries.

(c)        Each Fund Party is in compliance with all written Investment Policies (after giving effect to any Permitted Policy Amendments), except to the extent that the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

Article VIII

AFFIRMATIVE COVENANTS OF THE CREDIT PARTIES

So long as Lender has any commitment to lend or to cause the issuance of Letters of Credit hereunder, and until payment in full of the Obligations, each Borrower Party agrees that:

Section 8.1.       Financial Statements, Reports and Notices. Borrowers, as applicable, shall deliver to Lender the following:

(a)        Financial Reports.

(i)            Annual Reports. No later than one hundred eighty (180) days after the end of the fiscal year for each Borrower, the audited consolidated balance sheet and related statements of operations, income, partners’, members’ or shareholders’ equity and cash flows of such Borrower as of the end of and for such year, setting forth in each case in comparative form (if applicable) the figures for the previous fiscal year, all reported on by a firm of nationally recognized independent certified public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Borrowers on a consolidated basis in accordance with GAAP consistently applied.

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(ii)           Quarterly Reports. No later than ninety (90) days after the end of each of the first three fiscal quarters of each Borrower, the unaudited consolidated balance sheet and related statements of operations, income, partners’, members’ or shareholders’ equity and cash flows of such Borrower as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Responsible Officer of Initial Borrower as presenting fairly in all material respects the financial condition and results of operations of Borrowers on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(b)       Compliance Certificate. On the date any financial statements are due pursuant to Section 8.1(a), a compliance certificate in the form of Exhibit F (the “Compliance Certificate”), certified by a Responsible Officer of Initial Borrower to be true and correct, setting forth (i) whether any Event of Default or any Potential Default exists; (ii) that no Exclusion Event has occurred with respect to any Included Investor (that has not previously been disclosed to Lender in writing); and (iii) (A) in the case of a Compliance Certificate delivered in connection with a fiscal year-end report by Borrowers, a description of the Investments acquired, sold or otherwise disposed of by Borrowers during such fiscal year; and (B) an updated Borrowing Base Certificate as of the date of delivery of such Compliance Certificate.

(c)        Capital Calls. Within three (3) Business Days after the issuance of each Capital Call, Borrowers shall notify Lender of the making thereof and provide copies of each Capital Call delivered to the Investors.

(d)        Notice of Default. Within one (1) Business Day of becoming aware of the existence of any Event of Default or Potential Default, Borrowers shall furnish to Lender a written notice specifying the nature and period of the existence thereof and the action which Credit Parties are taking or propose to take with respect thereto.

(e)        Notice of No Fault Termination. Within three (3) Business Days following the giving of notice of the termination of the Investment Period pursuant to the terms of the Constituent Documents of the Fund Parties, Borrowers shall furnish a written notice of the occurrence of such event and provide information related to such event.

(f)         Notice of Certain Withdrawals. Promptly, but no later than two (2) Business Days following receipt thereof, copies of any notice of withdrawal or request for excuse or exemption by any Investor.

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(g)        Investor Events. Promptly upon becoming aware of any of the following events, notice to Lender if: (i) an Exclusion Event has occurred with respect to any Included Investor or any other Investor has failed to timely fund a Capital Call (or has otherwise become a Defaulting Investor) or (ii) there has been a change in the name or notice information of any Investor.

(h)        ERISA Certification. (i) For each Fund Party that provided a certificate of a Responsible Officer pursuant to Sections 6.1(m)(ii) and 6.3(f)(ii), ten (10) Business Days prior to admitting one or more ERISA Investors which would result in 25% or more of the total value of any class of equity interests in such Credit Party being held by “benefit plan investors” within the meaning of Section 3(42) of ERISA, such Credit Party shall deliver a favorable written opinion of counsel to such Credit Party addressed to Lender, reasonably acceptable to Lender and its counsel, regarding the status of such Credit Party as an Operating Company or satisfying another exception under the Plan Asset Regulations such that the assets of such Credit Party do not constitute Plan Assets; and (ii) with respect to each Fund Party, for so long as there is any ERISA Investor in such Credit Party that results in 25% of the total value of an class of equity interests in such Credit Party being held by “benefit plan investors” within the meaning of Section 3(42) of ERISA, such Credit Party shall provide to Lender, no later than sixty (60) days after the first day of each Annual Valuation Period in the case of clause (1) below or thirty (30) days after the end of such Credit Party’s fiscal year in the case of clause (2) below, a certificate signed by a Responsible Officer of such Credit Party that (1) such Credit Party has remained and still is an Operating Company or (2) the underlying assets of such Credit Party do not constitute Plan Assets because less than 25% of the total value of each class of equity interests in such Credit Party is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA.

(i)         Borrowing Base Certificate. Initial Borrower will provide an updated Borrowing Base Certificate at each of the following times: (i) concurrently with each quarterly Compliance Certificate; (ii) in connection with any new Borrowing or request for a Letter of Credit; (iii) within three (3) Business Days after the issuance of any Capital Call (together with copies of such Capital Call in accordance within Section 8.1(c)); (iv) within two (2) Business Days following any Exclusion Event or a Transfer of any Investor’s Capital Commitment; and (v) within two (2) Business Days of any other event that reduces the Available Commitment.

(j)         Other Reporting. Within two (2) Business Days after delivery to any Investor, copies of all other material Investor reports, financial statements, appraisal reports, notices, and other matters at any time or from time to time furnished to the Investors.

(k)        Capital Return Notices. Within three (3) Business Days after delivery to any Investor, copies of any Capital Return Notices.

(l)         New Investors or Amendments. Borrowers shall deliver to Lender: (i) within three (3) Business Days following execution thereof, copies of the Subscription Agreement (and any related Side Letter) of any new Investor or written evidence of an increase in the Capital Commitment of any existing Investor, together with an updated Exhibit A, and (ii) by no later than five (5) Business Days prior to the proposed effective date, copies of any proposed alteration, amendment, modification, termination, waiver or change to a Fund Party’s Fund Documents, other Constituent Documents, Investor’s Side Letter or Subscription Agreement or any Investor’s election to opt into the provisions of any other Investor’s Side Letter pursuant to a ‘most favored nations’ clause.

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(m)       Notice of Material Adverse Effect. Initial Borrower shall promptly upon receipt of knowledge thereof notify Lender of any event if such event could reasonably be expected to result in a Material Adverse Effect.

(n)       Other Information. Such other information concerning the business, properties, or financial condition of Credit Parties or Investment Manager as Lender shall reasonably request, including information and documentation reasonably requested by Lender for purposes of compliance with applicable “know your customer” requirements or other applicable anti-money laundering laws.

(o)        Beneficial Ownership Certification. Initial Borrower shall promptly notify Lender of any change to any Beneficial Ownership Certification previously delivered and deliver an updated Beneficial Ownership Certification, and if any Credit Party becomes a “legal entity customer” under the Beneficial Ownership Regulation after the Closing Date, Initial Borrower shall promptly notify and deliver to Lender a Beneficial Ownership Certification in relation to such Credit Party.

(p)        Bank Account Letter. No later than twelve (12) months after the Closing Date, evidence satisfactory to Lender in its sole discretion that Feeder Fund A GP has delivered an updated Bank Account Letter pursuant to the terms of the Phoenix Side Letter.

Section 8.2.       Maintenance of Existence and Rights. Each Borrower Party shall preserve and maintain its existence. Each Borrower Party shall further preserve and maintain all of its rights, privileges, and franchises necessary in the normal conduct of its business and in accordance with all valid regulations and orders of any Governmental Authority the failure of which could reasonably be expected to result in a Material Adverse Effect.

Section 8.3.       Operations and Properties. Each Borrower Party shall act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business, and investments. Each Borrower Party shall keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business so as not to cause a Material Adverse Effect with respect to it.

Section 8.4.       Books and Records; Access. Following ten (10) days’ prior written notice, each Borrower Party shall give Lender access during ordinary business hours to, and permit such person to examine, copy, or make excerpts from, any and all books, records, and documents in the possession of such Borrower Party and relating to their affairs, and to inspect any of the offices of such Borrower Party and to discuss its affairs, finances and condition with its officers.

Section 8.5.       Compliance with Law. Each Borrower Party shall observe and comply in all material respects with all Applicable Laws and all orders of any Governmental Authority, including without limitation, ERISA and the Investment Company Act of 1940, and maintain in full force and effect all Governmental Approvals applicable to the conduct of its business, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

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Section 8.6.       Authorizations and Approvals. Each Borrower Party shall promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable such Borrower Party to comply with its obligations under the other Loan Documents and Constituent Documents.

Section 8.7.       Maintenance of Liens. Each Pledgor (and if applicable, each other Borrower Party) shall perform all such acts and execute all such documents as Lender may reasonably request in order to enable Lender to file and record every instrument that Lender may deem necessary in order to perfect and maintain Lender’s first priority security interests in (and Liens on) the Collateral and otherwise to preserve and protect the rights of Lender in respect of such first priority security interests and Liens (in each case subject to Permitted Liens).

Section 8.8.       Further Assurances. Each Borrower Party shall make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, and additional agreements, undertakings, conveyances, transfers, assignments, financing statements, or other assurances, and shall take any and all such other action, as Lender may, from time to time, deem necessary or desirable in connection with any Loan Document, the obligations of Borrower Parties hereunder or thereunder for better assuring and confirming unto Lender all or any part of the security for any of such obligations.

Section 8.9.       Maintenance of Independence. Each Borrower Party shall at all times (a) conduct and present itself as a separate entity and maintain all business organization formalities, (b) maintain separate books and records, (c) except as expressly permitted in its Constituent Documents, conduct all transactions with Affiliates on an arm’s-length basis, and (d) not commingle its funds with funds of other Persons, except for Capital Contributions deposited directly or indirectly into the related Collateral Account.

Section 8.10.     Taxes. Each Borrower Party shall timely file all U.S. federal and other material Tax returns, information statements and reports required be filed and shall timely pay all U.S. federal and other material Taxes required to be paid by such Borrower Party, except (a) for any such Taxes that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with GAAP and (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 8.11.     Compliance with Constituent Documents. Each Borrower Party shall comply with the provisions of its Constituent Documents in all material respects.

Section 8.12.     Investor Default. At all times when an Event of Default has occurred and is continuing and any Investor has failed to fund any Capital Contribution when due or otherwise defaulted on any of its obligations to any Borrower Party, such Borrower Party shall exercise its available remedies as to such Investor only with the written consent of Lender.

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Section 8.13.     [Reserved.]

Section 8.14.     Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. Each Borrower Party, each Person directly or indirectly controlling a Borrower Party, and each Person directly or indirectly controlled by a Borrower Party shall, and to the knowledge of any Borrower Party each other Related Party of any of the foregoing shall, (a) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects, and shall, directly or indirectly through the Investment Manager, maintain policies and procedures reasonably designed to ensure compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws, (b) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with all applicable Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Investor and the origin of the assets used by such Investor to purchase the property in question, and shall maintain sufficient information to identify the applicable Investor for purposes of Anti-Money Laundering Laws, (c) ensure it does not use any of the credit in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, and (d) ensure it does not fund any repayment of the credit in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

Section 8.15.     Returned Capital. Within three (3) Business Days following notification to the Investors of any Returned Capital, Borrower Parties shall: (i) notify Lender in writing of such Returned Capital; (ii) deliver to Lender a revised Borrowing Base Certificate reflecting the increase to the Uncalled Capital Commitments resulting from the Returned Capital; and (iii) deliver to Lender copies of all Capital Return Notices and a Capital Return Certification duly executed by the applicable Fund Party. All such matters shall be in form and substance reasonably acceptable to Lender.

Section 8.16.     Compliance with Sanctions. No Borrower Party, no Person directly or indirectly controlling a Borrower Party, and no Person directly or indirectly controlled by a Borrower Party, and to each Borrower Party’s knowledge no other Related Party of any of the foregoing, in each case directly or indirectly, will use the proceeds of any Loan hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Entity, or (ii) in any manner that would result in violation of any Sanctions. Each Borrower Party shall comply with all applicable Sanctions, and shall, directly or indirectly through the Investment Manager, maintain policies and procedures reasonably designed to ensure compliance with Sanctions. A Borrower Party will notify Lender in writing not more than one (1) Business Day after becoming aware of any breach of Section 7.23, Section 8.14 or this Section 8.16.

Section 8.17.     RIC Status under the Code; Investment Company Act.

(a)        Each of Initial Borrower and Feeder Fund A will elect to be treated as a “regulated investment company” within the meaning of the Code commencing with the first taxable year in which investors are issued equity interests in the Initial Borrower and Feeder Fund A and, subject to applicable grace periods set forth in the Code, will at all times thereafter maintain its status as a “regulated investment company” within the meaning of the Code, and will at all times maintain its status as a “business development company” under the Investment Company Act.

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(b)        The Fund Parties shall at all times be in compliance with the Investment Policies, except to the extent that the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

Section 8.18.     Fair Market Value. As of each FMV Testing Date, the Fair Market Value of all Investments of Borrowers (other than Qualified Borrowers) in the aggregate shall not be less than seventy-five percent (75%) of the aggregate Cost Basis of such Investments.

Article IX

NEGATIVE COVENANTS

So long as Lender has any commitment to lend or to cause the issuance of any Letter of Credit hereunder or any Letters of Credit remain outstanding (even if Cash Collateralized), and until payment and performance in full of the Obligations, each Borrower Party agrees that:

Section 9.1.       Borrower Party Information. No Borrower Party shall change its name, chief executive office and/or principal place of business without ten (10) Business Days’ prior written notice to Lender. No Borrower Party shall change its jurisdiction of formation without the prior written consent of Lender.

Section 9.2.       Mergers, Etc. No Borrower Party shall take any action (a) to merge or consolidate with or into any Person, unless such Borrower Party is the surviving entity, or (b) that will dissolve, liquidate or terminate such Borrower Party.

Section 9.3.       Limitation on Liens. No Borrower Party shall create, permit or suffer to exist any Lien (whether such interest is based on common law, statute, other law or contract and whether junior or equal or superior in priority to the Liens created by the Loan Documents) upon the Collateral, other than Permitted Liens.

Section 9.4.       Fiscal Year and Accounting Method. No Borrower Party shall change its fiscal year or its method of accounting without the prior written consent of Lender, unless otherwise required to do so by the Code or GAAP (and if so required, Borrowers shall promptly notify Lender in writing of such change).

Section 9.5.       Transfer of Interests; Admission of Investors.

(a)        Transfers by Investors. Borrower Parties shall not permit any Transfer of an interest in a Fund Party unless explicitly permitted pursuant to this Section 9.5(a). Borrowers shall notify Lender of any proposed Transfer by any Investor of all or a portion of any interest in any Fund Party at least five (5) Business Days before the proposed effective date of such Transfer, and shall, promptly upon receipt thereof, deliver to Lender copies of any proposed assignment agreement and other documentation delivered to, or required of such Investor by, the applicable GP Person. In order for a new Investor to be deemed to be an Included Investor, such new Investor must satisfy the criteria therefor as set out in this Credit Agreement. If the Transfer of an Investor interest to a new Investor would result in a mandatory prepayment pursuant to Section 3.4(b), such mandatory prepayment shall be calculated and paid to Lender on or prior to the effective date of such Transfer.

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(b)        Sanctions Compliance. Any admission of an assignee of an interest in any Fund Party and any admission of a Person as a new Investor shall be subject to such Person not being a Sanctioned Entity.

Section 9.6.       Constituent Documents. Except as hereinafter provided, no Borrower Party shall (nor shall it, where applicable, permit its general partner, managing member, or other Person performing similar roles or functions to) alter, amend, modify, terminate, waive or change any provision of its Constituent Documents, any Subscription Agreement or, any Side Letter or enter any new Side Letter without the approval of Lender; provided that, each Borrower Party may, without the consent of Lender, amend its Fund Documents: (x) to admit new Investors to the extent permitted by, and in accordance with, this Credit Agreement; and (y) to reflect transfers of interests in Fund Party permitted by, and in accordance with, this Credit Agreement. Lender agrees that it shall provide its consent or refusal, in its reasonable discretion, with respect to any such proposed amendment within ten (10) Business Days of the date on which it is deemed to have received notification of the same in accordance with Section 11.5. Lender’s failure to respond shall be deemed to be a denial of such approval or request.

Section 9.7.       Transfer of GP Person’s Interest. No GP Person shall transfer all or any portion of its ownership or equity interest in any Fund Party or grant any Lien in any such ownership or equity interest without the prior written consent of Lender.

Section 9.8.       Limitation on Investor Withdrawals. No Fund Party (or its GP Person) shall permit any Investor to withdraw its interest in such Fund Party without the prior written consent of Lender, other than in accordance with and subject to the terms of the applicable Constituent Documents or in connection with a Transfer permitted in accordance with Section 9.5.

Section 9.9.       Alternative Investment Vehicles and Parallel Funds; Transfers of Capital Commitments.

(a)        Alternative Investment Vehicles and Parallel Funds. Initial Borrower shall provide Lender with ten (10) Business Days’ prior written notice of the proposed formation of any Alternative Investment Vehicle or Parallel Fund. Without Lender’s prior written consent (in its sole and absolute discretion), no Borrower Party shall directly or indirectly (i) transfer the Uncalled Capital Commitments of one or more Investors to any Alternative Investment Vehicle or Parallel Fund, or (ii) cause Capital Contributions to be made to an Alternative Investment Vehicle or Parallel Fund, or (iii) transfer Investments to an Alternative Investment Vehicle or Parallel Fund, in any case, unless (x) such Alternative Investment Vehicle or Parallel Fund has joined the Credit Facility as a joint and several Parent Borrower, (y) Borrower Parties and such applicable Alternative Investment Vehicle and Parallel Fund shall have executed and delivered such amendments to the Loan Documents, joinder agreements, guaranty reaffirmations, board resolutions, legal opinions and other documents as may be reasonably requested by Lender in connection with such matters, and (z) Borrowers shall have paid all reasonable and documented out-of-pocket costs and expenses incurred by Lender, including Lender’s reasonable attorneys’ costs and expenses, related to the preparation, negotiation and administration of such joinder related documentation.

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(b)        Other Transfers of Uncalled Capital Commitments. No Fund Party (or its GP Person) shall cause Capital Contributions to be made to any Affiliate of a Borrower Party that is not a Fund Party hereunder or directly to any Investment of a Borrower.

Section 9.10.     Limitation on Indebtedness. With the exception of the Obligations, no Fund Party (other than a Qualified Borrower) shall directly or indirectly incur any Indebtedness which does not fully comply with the requirements and limitations set forth in the applicable Constituent Documents. At no time shall any Fund Party’s “asset coverage ratio” for purposes of applicable laws and regulations applicable to such Person’s status as a “business development company” under the Investment Company Act of 1940, as amended, be less than 150%.

Section 9.11.     Capital Commitments. No Borrower Party shall: (i) cancel, reduce, excuse, or abate the Capital Commitment of any Investor without the prior written consent of Lender which may be withheld in its sole discretion; or (ii) relieve, excuse, delay, postpone, compromise or abate any Investor from the making of any Capital Contribution (including, for the avoidance of doubt, in connection with any particular Investment of such Borrower Party); provided, that the applicable Borrower Party may excuse an Investor from funding a Capital Call with respect to which an Investment Exclusion Event applies to such Investor.

Section 9.12.     Capital Calls. No Borrower Party shall make any contractual or other agreement with any Person which shall restrict, limit, penalize or control its ability to make Capital Calls or issue Capital Calls or the timing thereof.

Section 9.13.     ERISA Compliance. No Borrower Party shall establish, maintain or contribute to any Plan and no member of a Borrower Party’s Controlled Group shall establish, maintain or contribute to, or have any liability (contingent or otherwise) with respect to any Plan that would reasonably be expected to result in a Material Adverse Effect. No Fund Party shall fail to satisfy an exception under the Plan Asset Regulations which failure causes the assets of such Borrower Party to be deemed Plan Assets. No Borrower Party shall take any action, or omit to take any action, which would give rise to a non-exempt prohibited transaction under Section 4975(c)(1)(A), (B), (C) or (D) of the Code or Section 406(a) of ERISA that would subject Lender to any tax, penalty, damages or any other claim or relief under the Code or ERISA, assuming that none of the assets used by any Lender constitute Plan Assets.

Section 9.14.     Limitations on Distributions. No Credit Party shall make, pay or declare any Distribution (as defined below) (a) at any time except as permitted pursuant to its Constituent Documents and (b) other than Permitted RIC Distributions, at any time during a Cash Control Event; provided that during the existence of (x) an Event of Default pursuant to Section 10.1(a), (g) or (m), or (y) upon the acceleration of the unpaid balance of the Obligations of the Credit Parties pursuant to Section 10.2, no Credit Parties shall make, pay or declare any Permitted RIC Distribution. “Distribution” means any distributions (whether or not in cash) on account of any partnership interest or other equity interest in a Fund, including as a dividend or other distribution.

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Section 9.15.     Limitation on Withdrawals of Borrowers. No Fund Party (or its GP Person) shall make (or cause the making of) any withdrawal or transfer of funds from the applicable Collateral Account if a Cash Control Event has occurred and is continuing, other than withdrawals for the sole purpose of repaying Obligations.

Section 9.16.     [Reserved].

Section 9.17.     [Reserved].

Section 9.18.     Transactions with Affiliates. No Borrower Party shall, nor shall it permit any of its Subsidiaries to, sell, lease or otherwise transfer any of its property or assets to, or purchase, lease or otherwise acquire any property or assets from, or make any contribution towards, or reimbursement for, any taxes payable by any Person or any of its Subsidiaries in respect of income of such Borrower Party, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to such Borrower Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties and (ii) distributions permitted by such Borrower Party’s, or such Subsidiary’s, Constituent Documents and not prohibited by Section 5.4 or 9.14. For the avoidance of doubt, nothing contained in this Section 9.18 shall prevent Borrower Parties from paying fees and expenses to the Investment Manager pursuant to the Management Agreements.

Section 9.19.     Collateral Accounts. No Credit Party shall direct, authorize or otherwise permit any proceeds, monies or sums paid by the Investors pursuant to any Capital Call to be deposited, credited or otherwise included in any account other than the applicable Collateral Account. No Fund Party (or its GP Person) shall, and shall not cause any of its Subsidiaries to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to the applicable Collateral Account cash or cash proceeds other than Capital Contributions.

Section 9.20.     Deemed Capital Contributions. Borrowers shall not reinvest cash flow from Investments and/or net proceeds from Investment dispositions if such reinvestment would reduce the Unfunded Capital Commitment of any Investor and cause the Principal Obligations to exceed the Available Commitment, unless prior to such reinvestment, Borrowers shall first make any resulting prepayment required under Section 3.4(b).

Section 9.21.     Capital Contributions. No Borrower Party shall call for or accept Capital Contributions in any form other than Dollars.

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Article X

EVENTS OF DEFAULT

Section 10.1.     Events of Default. An Event of Default shall occur if any one or more of the following events (herein collectively called “Event of Default”) shall occur (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)        (i) any Borrower shall fail to pay when due any Principal Obligations, including, without limitation, any failure to pay any amount required under Section 3.4(b) or (ii) any Borrower shall fail to pay when due any interest, fee, expense, indemnity or any other payment required under any Loan Document and such failure under this clause (ii) shall continue for two (2) Business Days;

(b)        any representation or warranty made or deemed made by or on behalf of any Credit Party under any of the Loan Documents executed by any one or more of them, or in any certificate or statement furnished or made to Lender by such Credit Party pursuant hereto, in connection herewith or with the Loans or Letters of Credit, or in connection with any of the Loan Documents, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

(c)        (i) any Borrower Party shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by it set forth in Article V, Section 8.1 (other than clause (j) and clause (n)), 8.2, 8.4, 8.7, 8.12, 8.13, 8.15, 8.17(b)(iii), 8.17(b)(iv) or Article IX (subject to any applicable grace periods provided in such Section or Article) or (ii) any Borrower Party, as applicable, shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by such Borrower Party under this Credit Agreement or any other Loan Document to which it is a party (other than as specified in preceding clause (i)), and, if such failure is susceptible to cure, such failure shall continue uncured (to Lender’s satisfaction) for a period of thirty (30) days (without regard to any cure or notice period contained in the applicable Section or Article) after the earlier to occur of (x) written notice of such failure having been given by Lender to Initial Borrower or (y) any such Borrower Party obtaining knowledge of such failure;

(d)        [reserved];

(e)        any of the Loan Documents executed by a Credit Party shall: (i) cease, in whole or in part, to be legal, valid, binding agreements enforceable against such Credit Party in accordance with the terms thereof; (ii) in any way be terminated or become or be declared ineffective or inoperative; or (iii) in any way whatsoever cease to give or provide the respective first priority Liens, security interest, rights, titles, interest, remedies, powers, or privileges intended to be created thereby (subject to Permitted Liens);

(f)         any event of default shall occur with respect to the payment of any Indebtedness of any Credit Party (i) in favor of any Person (other than Lender or its Affiliates) in an amount equal to or in excess of the Threshold Amount or (ii) in favor of Lender or any of its Affiliates;

(g)        any Credit Party or Investment Manager becomes a debtor under any Debtor Relief Law; provided that if such insolvency proceeding is commenced against such Credit Party or Investment Manager involuntarily, such proceeding is not dismissed or stayed within sixty (60) days;

(h)        any final non-appealable judgment(s) for the payment of money equal to or in excess of the Threshold Amount in the aggregate shall be rendered against any Credit Party alone or against one or more of Credit Parties and such judgment shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Credit Party to enforce any such judgment, unless such judgment is covered by insurance in an amount that would cause any uninsured potential liability not to exceed the Threshold Amount or unless it is being appealed and such Credit Party has posted a bond or cash collateral;

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(i)         any GP Person shall be removed or otherwise cease to be the sole general partner, managing member or manager, as applicable, of its respective Fund Party;

(j)         one or more Investors having Capital Commitments aggregating ten percent (10%) or greater of the total Capital Commitments of Investors in Fund Parties (without duplication) shall default in their obligation to fund Capital Calls (on a cumulative basis) when due and such failure shall not be cured within two (2) Business Days (without regard to any cure or notice periods contained in the applicable Fund Document);

(k)        any GP Person, Investment Manager or any of its affiliated Investors shall (i) repudiate, challenge, or declare unenforceable its Capital Commitment or its obligation to make Capital Contributions to the capital of the applicable Fund Party pursuant to a Capital Call or shall otherwise disaffirm any material provision of the applicable Fund Document or (ii) fail to fund any Capital Call when due and such failure shall not be cured within two (2) Business Days (without regard to any cure or notice periods contained in the applicable Fund Document);

(l)         any of the Management Agreements, the Advisory Agreement or Administration Agreement shall cease to be in full force and effect or the Investment Manager or Administrator resigns or is removed from said role and a successor Investment Manager or Administrator acceptable to Lender in its sole discretion is not appointed within ten (10) days;

(m)       an event shall occur that causes a dissolution, liquidation or termination of any Credit Party or proceedings shall be commenced by any Person seeking the dissolution, liquidation or termination of any Credit Party; provided that if such proceeding is commenced against such Credit Party involuntarily, such proceeding is not dismissed or stayed within sixty (60) days;

(n)        [reserved];

(o)        a Change of Control Event shall occur and within sixty (60) days following the occurrence of such Change of Control Event such Change of Control Event shall not have been consented to in accordance with the terms of the applicable Fund Document; or

(p)        the occurrence of a Feeder Fund Event of Default.

Section 10.2.     Remedies upon Event of Default.

(a)        Remedies. If an Event of Default shall have occurred, then Lender may: (i) suspend the Commitments; (ii) terminate the Commitments and declare the occurrence of the Maturity Date; (iii) declare the principal of, and all interest then accrued on, the Obligations to be forthwith due and payable (including the liability to fund the Letter of Credit Liability pursuant to Section 2.8), whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind (other than notice of such declaration) all of which Borrower Parties hereby expressly waive, anything contained in any Loan Document to the contrary notwithstanding; (iv) exercise any right, privilege, or power set forth in Section 5.2 or 5.3 or elsewhere under the Loan Documents, including, but not limited to, the initiation of Capital Calls and issuance of Capital Call on the Uncalled Capital Commitments; (v) exercise any right, privilege, or power set forth in the Feeder Fund Security Agreements as a “Secured Party” thereunder and/or (vi) without notice of default or demand, pursue and enforce any of Lender’s rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any Applicable Law or agreement; provided that if any Event of Default specified in Section 10.1(g) shall occur, the principal of, and all interest on, the Obligations shall thereupon become due and payable concurrently therewith, without any further action by Lender and without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind, all of which each of Borrower Party hereby expressly waives.

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(b)        Actions with Respect to the Collateral. Lender is hereby authorized, in the name of Lender or the name of any Borrower Party, at any time or from time to time during the existence of an Event of Default, to: (i) initiate one or more Capital Calls in order to pay the Obligations then due and owing, (ii) notify the Investors to make all payments due or to become due with respect to their Capital Commitments directly to Lender or to an account other than the applicable Collateral Account, (iii) take or bring in any Borrower Party’s name, or that of Lender, all steps, actions, suits, or proceedings deemed by Lender necessary or desirable to effect possession or collection of payments of the Capital Commitments, (iv) complete any contract or agreement of any Borrower Party in any way related to payment of any of the Capital Commitments, (v) make allowances or adjustments related to the Capital Commitments, (vi) compromise any claims related to the Capital Commitments, (vii) provide instruction and direction to Account Bank as to the application of monies in the applicable Collateral Account, and apply such monies to the payment of the Obligations, (viii) to sell the Collateral or any part thereof, upon giving at least ten (10) days’ prior notice to Initial Borrower of the time and place of sale (which notice each Borrower Party and Lender agree is commercially reasonable), for cash or upon credit or for future delivery, and Borrower Parties hereby waive all rights, if any, of marshalling the Collateral and any other security for the Obligations, and at the option and in the complete discretion of Lender, either at public sale or at private sale, in which event such notice shall also contain the terms of the proposed sale, and Borrower Parties shall have until the time of such proposed sale in which to redeem the Collateral or to procure a purchaser willing, ready and able to purchase the Collateral on terms more favorable to Borrower Parties and Lender, and if such a purchaser is so procured, then Lender shall sell the Collateral to the purchaser so procured, (ix) to bid for and to acquire, unless prohibited by Applicable Law, free from any redemption right, the Collateral, or any part thereof, and, in lieu of paying cash therefor, Lender may make settlement for the selling price by crediting the net selling price, if any, after deducting all costs and expenses of every kind, upon the outstanding principal amount of the Obligations, in such order and manner as Lender, in its discretion, may deem advisable, (x) exercise all rights, remedies and recourse granted in the Loan Documents and any other instruments executed to provide security for or in connection with the payment and performance of the Obligations or existing at common law or equity (including those granted by the UCC), (xi) issue credit in its own name or the name of any Borrower Party, (xii) exercise any other right, privilege, power, or remedy provided to any Borrower Party under its respective Constituent Documents and the Subscription Agreements with respect to the Capital Commitments, (xiii) take any of the foregoing comparable or similar actions under the Feeder Fund Security Agreements and other otherwise in respect of the “Collateral” (as defined in each such Security Agreement) and such rights and remedies in clauses (i) through (xiii) above: (a) shall be cumulative and concurrent; (b) may be pursued separately, successively or concurrently against any or all Borrower Parties and any other party obligated under the Obligations, or against the Collateral, or any of such Collateral, or any other security for the Obligations, or any of them, at the sole discretion of Lender; (c) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower Parties that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (d) are intended to be and shall be, non-exclusive. Regardless of any provision hereof, in the absence of gross negligence or willful misconduct by Lender, Lender shall not be liable for failure to collect or for failure to exercise diligence in the collection, possession, or any transaction concerning, all or part of the Capital Calls or the Capital Commitments or sums due or paid thereon, nor shall they be under any obligation whatsoever to anyone by virtue of the security interests and Liens relating to the Capital Commitments. Lender shall give Initial Borrower notice of actions taken pursuant to this Section 10.2(b) promptly after the taking of such action, but its failure to give such notice shall not affect the validity of such action, nor shall such failure give rise to defenses to any Borrower Party’s obligations hereunder. During the continuance of an Event of Default, Borrower Parties shall be authorized to make Capital Calls or issue Capital Calls only with the prior written consent of Lender.

(c)        Additional Actions by Lender. During the continuance of an Event of Default, issuance by Lender of a receipt to any Person obligated to pay any capital contribution shall be a full and complete release, discharge, and acquittance to such Person to the extent of any amount so paid to Lender so long as such amounts shall not be invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any insolvency law, state or federal law, common law or equitable doctrine. Lender is hereby authorized and empowered, after the occurrence and during the continuance of an Event of Default, on behalf of any Borrower Party, to endorse the name of any Borrower Party upon any check, draft, instrument, receipt, instruction, or other document or items, including, but not limited to, all items evidencing payment upon a Capital Contribution of any Person to any Borrower Party coming into Lender’s possession, and to receive and apply the proceeds therefrom in accordance with the terms hereof. After the occurrence and during the continuance of an Event of Default, Lender is hereby granted an irrevocable power of attorney, which is coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions, or other documents, agreements, or items on behalf of any Borrower Party, either before or after demand of payment of the Obligations, as shall be deemed by Lender to be necessary or advisable, in the sole discretion of Lender, to protect the first priority security interests and Liens in the Collateral or the repayment of the Obligations, and Lender, in the absence of gross negligence or willful misconduct, shall not incur any liability in connection with or arising from its exercise of such power of attorney. The application by Lender of such funds shall, unless Lender shall agree otherwise in writing, be the same as set forth in Section 3.3. Borrower Parties acknowledge that all funds so transferred into the Collateral Accounts shall be the property of the applicable Fund Party, subject to the first priority, exclusive security interest of Lender therein.

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(d)       Opportunity to Cure. Notwithstanding anything to the contrary herein, upon the occurrence and during the continuance of an Event of Default (other than any Event of Default described in Sections 10.1(e), (g), (i), (k) or (m), prior to Lender exercising its right to initiate any Capital Calls or exercising any other remedy provided for herein, Lender shall be required to give not less than three (3) Business Days’ prior written notice to the Borrowers (the three (3) Business Day period beginning on the date on which such notice is delivered to the Borrowers, the “Initial Notice Period”) of its intention to exercise such remedies and, if, at any time prior to or during such Initial Notice Period, GP Persons and the applicable Borrowers shall issue a Capital Call to their Investors sufficient to repay the Obligations in full, then Lender shall not exercise such remedies until the Business Day following the Initial Payment Date (as defined below); provided that: (i) such Capital Call as issued by the applicable GP Person and the applicable Borrowers must require the Investors to fund their related Capital Contributions within ten (10) days after the date of such Capital Call (such tenth (10th) day being the “Initial Payment Date”); and (ii) the Capital Contributions and all other amounts paid by the Investors in respect of such Capital Call shall be deposited into the applicable Collateral Account; provided, further that nothing in this Section 10.2(d) shall prohibit Lender from exercising any remedies it may have with respect to the Collateral Accounts and taking any such actions as may be required to protect its rights in a bankruptcy proceeding.

Section 10.3.     Performance by Lender. Should any Borrower Party fail to perform any covenant, duty, or agreement contained herein or in any of the Loan Documents, and such failure continues beyond any applicable cure period, Lender may, but shall not be obligated to, perform or attempt to perform such covenant, duty, or agreement on behalf of such Person. In such event, Borrower Parties shall, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Lender does not assume any liability or responsibility for the performance of any duties of Borrower Parties, or any related Person hereunder or under any of the Loan Documents or other control over the management and affairs of any Borrower Party, or any related Person, nor by any such action shall Lender be deemed to create a partnership arrangement with any Borrower Party, or any related Person.

Section 10.4.     Good Faith Duty to Cooperate. In the event that Lender elects to commence the exercise of remedies, Borrower Parties agree to cooperate in good faith with Lender to enable Lender to issue Capital Calls and enforce the payment thereof by the Investors, including providing contact information for each Investor within three (3) Business Days of request.

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Article XI

MISCELLANEOUS

Section 11.1.     Amendments. Neither this Credit Agreement (including the exhibits hereto) nor any other Loan Document to which any Borrower Party is a party, nor any of the terms hereof or thereof, may be amended, waived, discharged or terminated, unless such amendment, waiver, discharge, or termination is in writing and signed by Lender, on the one hand, and such Borrower Party on the other hand.

Section 11.2.     Set-off. Lender and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Borrower Party), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by Lender or any of its Affiliates to or for the credit or the account of any Borrower Party against any Obligation of any Borrower Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. Lender agrees to promptly notify the Master Fund after any such setoff and application made by Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 11.2 are in addition to any other rights and remedies (including other rights of setoff) that Lender or its Affiliates may have.

Section 11.3.     Waiver. No failure to exercise and no delay in exercising, on the part of Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No course of dealing between any Borrower Party, any Affiliate of any Borrower Party, Lender shall be effective to amend, modify or discharge any provision of this the Loan Documents. The rights and remedies of Lender under the Loan Documents shall be in addition to all other rights provided by Applicable Law. No modification or waiver of any provision of any of the Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand. Subject to the terms of this Credit Agreement (including, without limitation, Section 11.1), Lender and Borrower Parties may from time to time enter into agreements amending or changing any provision of this Credit Agreement or the rights of Lender or Borrower Parties hereunder, or may grant waivers or consents to a departure from the due performance of the obligations of Borrower Parties hereunder, any such agreement, waiver or consent made with such written consent of Lender being effective to bind Lender, except as provided in Section 11.1. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

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Section 11.4.     Payment of Expenses; Indemnity.

(a)        Cost and Expenses. Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of Lender, shall be at the expense of Borrowers, and Lender shall not be required under any Loan Document to reimburse any Credit Party therefor. Borrowers, jointly and severally, shall pay (i) all reasonable and documented out-of-pocket expenses incurred by Lender (including the reasonable fees, charges and disbursements of any counsel for Lender, in connection with the preparation, negotiation, execution, delivery, syndication and administration of this Credit Agreement and the other Loan Documents and any Conforming Changes hereto and thereto, or any amendments, modifications, addition of Investors, amendments to any Credit Party’s Constituent Documents (including any Fund Document)), joinder of Borrowers (including Qualified Borrowers), or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by Lender (including the fees, charges and disbursements of any counsel for Lender), in connection with the enforcement or protection of its rights (A) in connection with the Loan Documents, including its rights under this Section 11.4, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)        Indemnification by Borrowers. Borrowers shall indemnify Lender (and any sub-agent thereof) and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including Borrowers or any other Credit Party), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Credit Facility), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary or Affiliate thereof, and regardless of whether any Indemnitee is a party thereto, or (iv) any claim, investigation, litigation or other proceeding (whether or not Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Credit Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 11.4(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities and related expenses arising from any non-Tax claim.

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(c)       Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, Borrower Parties shall not assert, and hereby waive and release and agree not to sue upon, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof, whether or not accrued and whether or not known or suspected to exist in its favor. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated thereby, other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(d)        Payments and Survival. All amounts due under this Section 11.4 shall be payable promptly after demand therefor. Each party’s obligations under this Section 11.4 shall survive the termination of the Loan Documents, termination of the FX Swap Contracts and payment of the Obligations.

Section 11.5.     Notice.

(a)        Notices Generally. All notices and other communications required or expressly authorized to be made by this Credit Agreement shall be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth in this Section 11.5, or (ii) addressed to such other address as shall be notified in writing to the other parties hereto. Transmissions made by electronic mail to Lender shall be effective only if such transmission is delivered in compliance with procedures of Lender applicable at the time and previously communicated to Borrowers, and (y) if receipt of such transmission is acknowledged by Lender.

If to Credit Parties: At the address specified with respect thereto on Schedule I.

If to Lender: At the address on Schedule II.

If to any Assignee: At the address and numbers set forth in such Assignee’s Assignment and Assumption.

Section 11.6.     Governing Law. The Loan Documents and any claim, controversy or dispute arising under or related to or in connection therewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

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Section 11.7.     Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Credit Agreement, including its validity, interpretation, construction, performance and enforcement (including any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest). Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America sitting in the Southern District of New York and, by execution and delivery of this Credit Agreement, each Borrower and each other Borrower Party executing this Credit Agreement hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Credit Agreement shall limit the right of Lender to commence any proceeding in the federal or state courts of any other jurisdiction to the extent Lender determines that such action is necessary or appropriate to exercise its rights or remedies under the Loan Documents. The parties hereto (and, to the extent set forth in any other Loan Document, each other Borrower Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions. Each Borrower Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by Applicable Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Borrowers specified herein (and shall be effective when such mailing shall be effective, as provided therein). Each Borrower Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing contained in this Section 11.7 shall affect the right of Lender to serve process in any other manner permitted by Applicable Law or commence legal proceedings or otherwise proceed against any Borrower Party in any other jurisdiction. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY.

Section 11.8.     Severability; Independence of Provisions. The illegality or unenforceability of any provision of this Credit Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Credit Agreement or any instrument or agreement required hereunder. The parties hereto acknowledge that this Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Credit Agreement.

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Section 11.9.     Entire Agreement; Release; Survival.

(a)        THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, TERM SHEET, COMMITMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING ANY CREDIT PARTY OR LENDER OR ANY OF ITS RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT OTHER THAN ANY FEE LETTER. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS CREDIT AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS CREDIT AGREEMENT SHALL GOVERN (UNLESS OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENTS OR SUCH TERMS OF SUCH OTHER LOAN DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH).

(b)        Execution of this Credit Agreement by Borrower Parties constitutes a full, complete and irrevocable release of any and all claims that each Borrower Parties may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Credit Agreement and the other Loan Documents.

(c)        Any indemnification or other protection provided to any Indemnitee pursuant to this Section 11.9, Article IV (Change in Circumstances) and Section 11.4 (Payment of Expenses; Indemnity) shall (x) survive the termination of the Commitments, termination of the FX Swap Contracts and the payment in full of all Obligations and (y) inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

Section 11.10.  Binding Effect; Successors and Assigns.

(a)        Binding Effect; Successors and Assigns Generally. This Credit Agreement shall become effective in accordance with Section 6.1. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, Borrowers, the other Borrower Parties hereto (in each case except for Article X), Lender and its respective successors and permitted assigns. Except as expressly provided in any Loan Document, no Borrower Party shall have the right to assign any rights or obligations hereunder or under any other Loan Document or any interest herein.

(b)        Assignments by Lender. Lender may sell, transfer, negotiate or assign, with the consent of Initial Borrower (such consent not to be unreasonably withheld, conditioned or delayed, and such consent of Initial Borrower not to be required during the existence of an Event of Default), all or a portion of its rights and obligations under the Loan Documents. Lender may at any time freely pledge or assign a security interest in all or any portion of its rights under the Loan Documents (including under its Note, if any) to secure obligations of Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release Lender from any of its obligations hereunder or substitute any such pledge or assignee for Lender as a party hereto. Moreover, in the event of and as a condition to the effectiveness of an assignment by Lender, the Note and any applicable Qualified Borrower Promissory Note (or such portion thereof that relates to the principal amount and any accrued interest assigned) held by the assigning Lender shall be cancelled and a new Note(s) and applicable Qualified Borrower Promissory Note(s) shall be issued in the name of the assignee (and reissued to the assigning Lender, to the extent of any principal amount and accrued interest not so assigned).

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(c)        Disclosure of Information. Lender may furnish any information concerning any Credit Party in the possession of Lender from time to time to Assignees (including prospective Assignees), subject, however, to the provisions of Section 11.15.

Section 11.11.   All Powers Coupled with Interest. All powers of attorney and other authorizations granted to Lender and any Persons designated by Lender pursuant to any provisions of this Credit Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

Section 11.12.   Headings. The captions and headings of this Credit Agreement are for convenience of reference only and shall not affect the interpretation of this Credit Agreement.

Section 11.13.  Survival. All representations and warranties made by Borrower Parties herein and in the other Loan Documents shall survive the making of the Loans and the issuance of the Letters of Credit.

Section 11.14.   Full Recourse. The payment and performance of the Obligations shall be full recourse to Borrowers and their properties and assets. Notwithstanding anything in this Credit Agreement and the Loan Documents to the contrary, the Obligations shall not be recourse to GP Persons, and Lender shall not have the right to pursue any claim or action against GP Persons, except for any claim or action for actual damages of Lender as a result of a breach by a GP Person of its obligations under any Loan Document or any fraud, willful misrepresentation or willful misappropriation of proceeds from the Credit Facility, in each case, on the part of such GP Person, in which event there shall be full recourse against such GP Person for such actual damages of Lender.

Section 11.15.   Availability of Records; Confidentiality. Each party hereto acknowledges and agrees that this Credit Agreement, the other Loan Documents and all other documents, certificates, opinions, letters of credit, reports, and other material information of every nature or description, and all transactions contemplated hereunder and thereunder are confidential. Lender agrees to keep confidential any information (x) provided to it by or on behalf of any Credit Party or any of their respective Affiliates pursuant to or in connection with this Credit Agreement or the other Loan Documents or (y) obtained by Lender based on a review of the books and records of any Credit Party; provided that nothing herein shall prevent Lender from disclosing any such information (i) upon the request or demand of any Governmental Authority having jurisdiction over Lender or to the extent required in response to any order of any court or other Governmental Authority or as shall otherwise be required pursuant to any requirement of law, provided that Lender shall, unless prohibited by any requirement of law, notify the Initial Borrower of any disclosure pursuant to this clause (i) as far in advance as is reasonably practicable under such circumstances, (ii) in connection with the exercise of any remedy hereunder or under any other Loan Document, or (iii) if, prior to such information having been so provided or obtained, such information was already in Lender’s possession on a non-confidential basis without a duty of confidentiality to the applicable Credit Party (or any of its Affiliates) being violated.

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Section 11.16.   Marshalling; Payments Set Aside. Lender shall not be under any obligation to marshal any property in favor of any Borrower Party or any other Person or against or in payment of any Obligation. To the extent that Lender receives a payment from a Borrower Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

Section 11.17.   Customer Identification Notice. Lender hereby notifies each Borrower Party that U.S. law requires Lender to obtain, verify and record information that identifies each Borrower Party, which information includes the name and address of each Borrower Party and other information that will allow Lender to identify each Borrower Party.

Section 11.18.   Multiple Counterparts. This Credit Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Credit Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 11.19.   Term of Agreement. This Credit Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent obligations not then due) arising under the Loan Documents shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired and all Commitments have been terminated. No termination of this Credit Agreement or the FX Swap Contracts shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Credit Agreement of the FX Swap Contracts which survives such termination. For the avoidance of doubt, this Credit Agreement and the other Loan Documents shall remain in full force and effect after the Maturity Date if any Letters of Credit remain outstanding, even if Cash Collateralized.

Section 11.20.   Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Credit Agreement and any other Loan Document, the terms of this Credit Agreement shall control; provided that any provision of the Collateral Documents which imposes additional burdens on any Borrower Party or further restricts the rights of any Borrower Party or any of its Affiliates or gives Lender additional rights shall not be deemed to be in conflict or inconsistent with this Credit Agreement and shall be given full force and effect.

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Article XII

GUARANTY

Section 12.1.     Qualified Borrower Guaranty of Payment. Parent Borrowers hereby jointly, severally, unconditionally and irrevocably guaranty to Lender and its respective successors and assigns the prompt payment of the Obligations of Qualified Borrowers in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) and the timely performance of all other obligations by Qualified Borrower under this Credit Agreement and the other Loan Documents (such guaranty by Parent Borrowers, the “Qualified Borrower Guaranty”). This Qualified Borrower Guaranty is a guaranty of payment and not of collection and is a continuing irrevocable guaranty and shall apply to all of the Obligations of Qualified Borrowers whenever arising. Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of Parent Borrowers shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of Parent Borrowers hereunder shall be limited to the maximum amount that is permissible under Applicable Law (including, without limitation, Debtor Relief Laws).

Section 12.2.     Obligations Unconditional. The Obligations of Parent Borrowers hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full of all of the outstanding Obligations (other than contingent obligations for which no claim giving rise thereto has been asserted)). Parent Borrowers agree that this Qualified Borrower Guaranty may be enforced by Lender without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Loan Documents or any collateral, if any, hereafter securing the Obligations or otherwise and Parent Borrowers hereby waive the right to require Lender to make demand on or proceed against any Credit Party or any other Person (including a co-guarantor) or to require Lender to pursue any other remedy or enforce any other right. Each Parent Borrower further agrees that nothing contained herein shall prevent Lender from suing on the Loan Documents or foreclosing its or their, as applicable, security interest in or Lien on any Collateral, if any, securing the Obligations or from exercising any other rights available to it or them, as applicable, under the Loan Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of such Parent Borrower’s Obligations hereunder; it being the purpose and intent of Parent Borrowers that their Obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither Parent Borrowers’ Obligations under this Qualified Borrower Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of any Credit Party or by reason of the bankruptcy, insolvency or analogous procedure of any Credit Party. Each Parent Borrower waives any and all notice of the creation, renewal, extension accrual or increase of any of the Obligations and notice of or proof of reliance by Lender on this Qualified Borrower Guaranty or acceptance of this Qualified Borrower Guaranty. The Obligations, and any part of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Qualified Borrower Guaranty. All dealings between Credit Parties, on the one hand, and Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Qualified Borrower Guaranty. Each Parent Borrower represents and warrants that it is, and immediately after giving effect to the Qualified Borrower Guaranty and the obligation evidenced hereby, will be, solvent.

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This Credit Agreement and the Obligations of Parent Borrowers hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Obligations), including, without limitation, the occurrence of any of the following, whether or not Lender shall have had notice or knowledge of any of them: (A) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Obligations or any agreement relating thereto, or with respect to any guaranty of or other security for the payment of the Obligations, (B) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to Events of Default) of this Credit Agreement and any other Loan Document or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the Obligations, (C) to the fullest extent permitted by Applicable Law, any of the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (D) the application of payments received from any source to the payment of indebtedness other than the Obligations, even though Lender might have elected to apply such payment to any part or all of the Obligations, (E) any failure to perfect or continue perfection of a security interest in any of the Collateral, (F) any defenses, set-offs or counterclaims which any Qualified Borrower may allege or assert against Lender in respect of the Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (G) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Parent Borrowers as obligors in respect of the Obligations.

Section 12.3.     Modifications. Each Parent Borrower agrees that: (a) all or any part of the Collateral now or hereafter held for the Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) Lender shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Obligations; (c) the time or place of payment of the Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) Qualified Borrowers, Parent Borrowers and any other party liable for payment under the Loan Documents may be granted indulgences generally; (e) any of the provisions of any of the Loan Documents, including, without limitation, this Credit Agreement may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released (other than payment in full of all of the outstanding Obligations (other than contingent obligations for which no claim giving rise thereto has been asserted)); and (g) any deposit balance for the credit of Qualified Borrowers, Parent Borrowers or any other party liable for the payment of the Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Obligations, all without notice to or further assent by any Parent Borrower, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release (other than payment in full of all of the outstanding Obligations (other than contingent obligations for which no claim giving rise thereto has been asserted)).

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Section 12.4.     Waiver of Rights. Each Parent Borrower expressly waives to the fullest extent permitted by Applicable Law: (a) notice of acceptance of this Qualified Borrower Guaranty by Lender and of all extensions of credit to any Borrower Party by Lender; (b) presentment and demand for payment or performance of any of the Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Credit Agreement) with respect to the Obligations or with respect to any security therefor; (d) notice of Lender obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Obligations, or Lender subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices, demands, presentments, protests or any agreement or instrument related to this Credit Agreement, any other Loan Document or the Obligations to which Parent Borrowers might otherwise be entitled; (f) any right to require Lender as a condition of payment or performance by Parent Borrowers, to (A) proceed against any Qualified Borrower, any guarantor of the Obligations or any other Person, (B) proceed against or exhaust any other security held from any Qualified Borrower, any guarantor of the Obligations or any other Person, (C) proceed against or have resort to any balance of any deposit account, securities account or credit on the books of Lender or any other Person, or (D) pursue any other remedy in the power of Lender whatsoever; (g) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Qualified Borrower including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Qualified Borrower from any cause other than payment in full of the Obligations (other than contingent obligations for which no claim giving rise thereto has been asserted); (h) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (i) any defense based upon Lender’s errors or omissions in the administration of the Obligations; (j) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Credit Agreement and any legal or equitable discharge of any Parent Borrower’s Obligations hereunder, (B) the benefit of any statute of limitations affecting any Parent Borrower’s liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that Lender protect, secure, perfect or insure any other security interest or Lien or any property subject thereto; and (k) to the fullest extent permitted by Applicable Law, any defenses or benefits that may be derived from or afforded by Applicable Law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Credit Agreement.

Section 12.5.     Reinstatement. Notwithstanding anything contained in the Loan Documents, the Obligations of Parent Borrowers under this Article XII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy, reorganization, any analogous procedure or otherwise, and each Parent Borrower agrees that it will jointly and severally indemnify Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of outside counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

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Section 12.6.     Remedies. Each Parent Borrower agrees that, as between such Parent Borrower, on the one hand, and Lender, on the other hand, the Obligations may be declared to be forthwith due and payable (and shall be deemed to have become automatically due and payable) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Obligation from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Obligation being deemed to have become automatically due and payable), such Obligation (whether or not due and payable by any other Person) shall forthwith become due and payable by such Parent Borrower. Each Parent Borrower acknowledges and agrees that its Obligations hereunder are secured in accordance with the terms of the Loan Documents and that Lender may exercise its remedies thereunder in accordance with the terms thereof.

Section 12.7.     Subrogation. Each Parent Borrower agrees that, until the indefeasible payment of the Obligations in full (other than contingent obligations for which no claim giving rise thereto has been asserted), it will not exercise any right of reimbursement, subrogation, indemnification, contribution, offset, remedy (direct or indirect) or other claims against any other Credit Party arising by contract or operation of law or equity in connection with any payment made or required to be made by such Parent Borrower under this Credit Agreement or the other Loan Documents now or hereafter. Each Parent Borrower further agrees that, to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Parent Borrowers may have against any other Credit Party or against any Collateral or other collateral or security, and any other rights of contribution, shall be junior and subordinate to any rights Lender may have against such Credit Party and to all right, title and interest Lender may have in any such other collateral until payment and satisfaction in full of all of the outstanding Obligations (other than contingent obligations for which no claim giving rise thereto has been asserted).

Section 12.8.     Inducement. Lender has been induced to make the Loans to, and to issue Letters of Credit for, the account of Qualified Borrowers in part based upon the assurances by Parent Borrowers that Parent Borrowers desire that the Obligations of Parent Borrowers under the Loan Documents be honored and enforced as separate obligations of Parent Borrowers, should Lender desire to do so.

Section 12.9.     Joint and Several Liability. It is expressly understood that Parent Borrowers shall be jointly and severally liable to Lender for all representations, warranties, covenants, obligations and indemnities, including, without limitation, under this Qualified Borrower Guaranty, and Lender may at its option enforce the entire amount of this Qualified Borrower Guaranty against any one and/or all Parent Borrowers.

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Section 12.10.   Qualified Borrower Information. Parent Borrowers confirm and agree that Lender shall have no obligation to disclose or discuss with Parent Borrowers Lender’s assessment of the financial condition of Qualified Borrowers. Parent Borrowers have at all times adequate means to obtain information from Qualified Borrowers on a continuing basis concerning the financial condition of Qualified Borrowers and Qualified Borrowers’ ability to perform their obligations under this Credit Agreement and any other Loan Document, and Parent Borrowers assume the responsibility for being and keeping informed of the financial condition of Qualified Borrowers and of all circumstances bearing upon the risk of nonpayment of Qualified Borrowers’ Obligations. Parent Borrowers hereby waive and relinquish any duty on the part of Lender to disclose any matter, fact or thing relating to the business, operations or condition of Qualified Borrowers now known or hereafter known by Lender. Parent Borrowers hereby waive any right to have the Collateral or other collateral or security securing the Obligations marshaled.

Section 12.11.   Instrument for the Payment of Money. Parent Borrowers hereby acknowledge that this Qualified Borrower Guaranty in this Article XII constitutes an instrument for the payment of money, and consent and agree that Lender, at its sole option, in the event of a dispute by Parent Borrowers in the payment of any moneys due hereunder, shall have the right to bring motions and/or actions under New York CPLR Section 3213.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Revolving Credit and Security Agreement to be duly executed as of the day and year first above written.

INITIAL BORROWER:

STELLUS PRIVATE CREDIT BDC, a Delaware statutory trust that is regulated under the 1940 Act

By:
Name:
Title:

INVESTMENT MANAGER (solely with respect to Section 5.4):

STELLUS PRIVATE BDC ADVISOR LLC, a Delaware limited liability company

By:
Name:
Title:

LENDER:

SIGNATURE BANK

By:
Name:
Title:

By:
Name:
Title:

Signature – Stellus BDC

Credit and Security Agreement